EXHIBIT 10.79

EXECUTION COPY





            SPECIALTY FOODS FINANCE CORPORATION,



                SPECIALTY FOODS CORPORATION,
                     as Master Servicer,



                  THE CHASE MANHATTAN BANK,
                         as Trustee





                  SERIES 1998-1 SUPPLEMENT

                 Dated as of March 31, 1998

                             to

                      POOLING AGREEMENT

                Dated as of November 16, 1994





                      SFC MASTER TRUST



TABLE OF CONTENTS


Section                                 Page

ARTICLE IDEFINITIONS     1
     SECTION 1.1.  Definitions     1

ARTICLE IIDESIGNATION OF CERTIFICATES; PURCHASE AND SALEOF
     THE VFC CERTIFICATES     18
     SECTION 2.1.  Designation     18
     SECTION 2.2.  The Series 1998-1 Certificates 18
     SECTION 2.3.  Delivery   18
     SECTION 2.4.  Procedure for Increasing the Invested
          Amount    19
     SECTION 2.5.  Procedure for Decreasing the Invested
          Amount    20
     SECTION 2.6.  Commitment Certification  21
     SECTION 2.7.  Interest; Certain Fees    22
     SECTION 2.8.  Interest Rate Indemnity   22

ARTICLE IIIARTICLE III OF THE AGREEMENT 23
     SECTION 3C.2.  Establishment of Series Accounts.  23
     SECTION 3C.3.  Daily Allocations.  24
     SECTION 3C.4.  Selection of Funding Periods;
          Determination of Interest Rates    26
     SECTION 3C.5.  Determination of Series 1998-1
          Amortization Principal Payments    27
     SECTION 3C.6.  Applications   27

ARTICLE IVDISTRIBUTIONS AND REPORTS     29
     SECTION 4C.1.  Distributions  29
     SECTION 4C.2.  Statements and Notices   29
     SECTION 4C.3.  Notices   31

ARTICLE VADDITIONAL EARLY AMORTIZATION EVENTS     31
     SECTION 5.1.  Additional Early Amortization Events     31

ARTICLE VISERVICING FEE  35
     SECTION 6.1.  Servicing Compensation    35

ARTICLE VII    COVENANTS, REPRESENTATIONS AND WARRANTIES    35
     SECTION 7.1.  Representations and Warranties of the
          Company and the
          Master Servicer     35
     SECTION 7.2.  Covenants of the Company  35
     SECTION 7.3.  Covenants of the Master Servicer    36
     SECTION 7.4.  Additional Supplements    37

ARTICLE VIIIMISCELLANEOUS     39
     SECTION 8.1.  Ratification of Agreement 39
     SECTION 8.2.  Governing Law   39
     SECTION 8.3.  Further Assurances   39
     SECTION 8.4.  No Waiver; Cumulative Remedies 39
     SECTION 8.5.  Amendments 39
     SECTION 8.6.  Notices    39
     SECTION 8.7.  Successors and Assigns    40
     SECTION 8.8.  Counterparts    42
     SECTION 8.9.  No Bankruptcy Petition    42
     SECTION 8.10.  Costs and Expenses  42

ARTICLE IXFINAL DISTRIBUTIONS 43
     SECTION 9.1.  Certain Distributions     43

EXHIBITS


Exhibit A      Form of VFC Certificate, Series 1998-1
Exhibit B           Form of Subordinated Company
               Certificate,
                    Series 1998-1
Exhibit C      [Reserved]
Exhibit D      Form of Daily Report
Exhibit E-1         Form of Monthly Settlement Statement
Exhibit E-2         Form of Funding Period Settlement
Statement
Exhibit F      Form of Notice of Increase
Exhibit G      Form of Commitment Certification


SCHEDULES

Schedule 1     Trust Accounts
Schedule 2     Cure Period Trigger Dates
Schedule 3     Reserve Requirement Adjustments

       SERIES 1998-1 SUPPLEMENT, dated as of March 31, 1998
(this "Supplement"), among Specialty Foods Finance
Corporation, a Delaware corporation (the "Company"),
Specialty Foods Corporation, a Delaware corporation, as master servicer (the "Master Servicer") and The Chase
Manhattan Bank, a New York banking corporation, in its capacity as trustee (the "Trustee") under the Agreement (as hereafter defined).


W I T N E S S E T H :


          WHEREAS, the parties hereto have entered into a Pooling Agreement, dated as of November 16, 1994 (as amended, supplemented or otherwise modified from time to time, the "Agreement");

          WHEREAS, the Agreement provides, among other things, that the Company, the Master Servicer and the Trustee may at any time and from time to time enter into supplements to the Agreement for the purpose of authorizing the issuance on behalf of the Trust by the Company for execution and redelivery to the Trustee for authentication of one or more Series of Investor Certificates;

          WHEREAS, the Company, the Master Servicer and the Trustee wish to supplement the Agreement as hereinafter set forth;

          NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto agree as follows:


I.   ARTICLE

DEFINITIONS

a)             SECTION   Definitions.    The following words
and phrases shall have the following meanings with respect to Series 1998-1 and the definitions of such terms are applicable to the singular as well as the plural form of such terms and to the masculine as well as the feminine and neuter genders of such terms:

          "Accrued Expense Amount" shall mean, for each Business Day, (i) 1/10 of the Series 1998-1 Monthly Interest Amount as most recently computed or recomputed for each Eurodollar Tranche outstanding and for the Unallocated Balance up to but not exceeding the full amount thereof plus (A) if such Business Day is prior to the 20th day of an Accrual Period, 1/10 of each of the Series 1998-1 Monthly Servicing Fee and the portion of the Non-Usage Fees to be paid on the next succeeding Settlement Date (in each case, up to but not exceeding the full amount thereof) or (B) if such Business Day is on or after the 20th day of an Accrual Period or within ten (10) days of any Funding Period Settlement Date and if the Agent notifies the Master Servicer and the Trustee on such Business Day that Aggregate Daily Collections previously transferred to the Series 1998-1 Non-Principal Collection Sub-account are insufficient to pay the Series 1998-1 Monthly Interest Amount, the Series 1998-1 Monthly Servicing Fee and the portion of the Non-Usage Fees to be paid on the next succeeding Settlement Date or Funding Period Settlement Date, as applicable, an amount reasonably expected by the Agent to be equal to such insufficiency, which amount shall be specified in such notice to the Master Servicer and the Trustee and (ii) the Program Costs for such Business Day.

          "Acquiring VFC Certificateholder" shall have the meaning specified in subsection 8.7(c).

          "Additional Interest" shall mean with respect to any outstanding Past Due Interest, interest thereon, until paid in full, at a per annum rate equal to the sum of (i) the Applicable Base Rate as in effect from day to day computed on the basis of a year of 360 days and actual days elapsed and (ii) 2.00%.

          "Additional Seller Supplement" shall have the meaning specified in the Receivables Sale Agreement.

          "Adjusted Eurodollar Rate" for any Eurodollar Tranche for any Eurodollar Period shall mean the rate obtained by dividing (i) an interest rate per annum equal to the average (rounded upward to the nearest whole multiple of one-sixteenth of one percent per annum, if such rate is not such a multiple) of the offered quotation, if any, to first class banks in the New York interbank Eurodollar market by the Agent for U.S. dollar deposits of amounts in immediately available funds comparable to the principal amount of the Eurodollar Tranche for which the Applicable Eurodollar Rate is being determined with maturities comparable to the Eurodollar Period for which such Applicable Eurodollar Rate will apply as of approximately 11:00 a.m. (New York City time) two Business Days prior to the commencement of such Eurodollar Period by (ii) a percentage equal to 100% minus the stated maximum rate (stated as a decimal) of all reserves, if any, required by the Board of Governors of the Federal Reserve System to be maintained by a member bank of the Federal Reserve System in New York City with deposits in excess of five billion dollars against "Eurocurrency liabilities" as specified in Regulation D (or against any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Tranches is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of the Agent to United States residents).

          "Adjusted Invested Amount" shall mean, as of any date of determination, the greater of (i) (A) the Invested Amount on such date, minus (B) the amount on deposit in the Series 1998-1 Principal Collection Sub-subaccount on such date and (ii) $500,000.

          "Aged Receivables Ratio" shall mean, as of the last day of each Settlement Period, the percentage equivalent of a fraction, (A) the numerator of which shall be the sum of (i) the sum of the aggregate unpaid balances of Receivables originated by each Seller or each Seller Group that were past due by 61-90 days (as determined without giving effect to any adjustments by any credit memos offered to the Obligors thereunder),
     (ii) the aggregate amounts of Receivables of each such Seller or Seller Group which were charged off as uncollectible prior to the day which is 91 days after its original due date during the Settlement Period and
     (iii) without duplication of any amounts described in the preceding clause (ii), the aggregate amounts of Receivables of each such Seller or Seller Group the Obligors with respect to which shall be the subject of any Insolvency Event and (B) the denominator of which shall be the sum of the aggregate Principal Amounts of Receivables originated by each such Seller or such Seller Group during the third prior Settlement Period.

          "Agent" shall mean Bankers Trust Company in its capacity as agent for the VFC Certificateholders.

          "Agent's Account" shall mean that certain account in the name of the Agent, Account No. 00371397 maintained at Bankers Trust Company, ABA No. 021-00-
     41033, or such other account as the Agent may later specify to the other parties hereto in writing.

          "Aggregate Commitment" shall mean, with respect to any date of determination, the aggregate amount of the Commitments of all VFC Certificateholders on such date.

          "Agreement" shall mean the Pooling Agreement, dated as of November 16, 1994, among the Company, the Master Servicer and the Trustee, as amended, supplemented or otherwise modified from time to time.

          "Allocated Receivables Amount" shall mean, on any date of determination with respect to Series 1998-1, the lower of (i) the Target Receivables Amount on such day and (ii) the Aggregate Receivables Amount on such day times the percentage equivalent of a fraction the numerator of which is the Adjusted Invested Amount on such day and the denominator of which is the Aggregate Adjusted Invested Amounts on such day. Notwithstanding the foregoing, in the event that with respect to any Settlement Period the Company has elected to exclude the Receivables owing by any one Obligor (including Affiliates of such Obligor) for purposes of calculating any of the Default Ratio, Delinquency Ratio or Loss-to-Liquidation Ratio with respect to such Settlement Period, all Receivables owing by such Obligor (including Affiliates of such Obligor) shall for the next succeeding Settlement Period be excluded from the Aggregate Receivables Amount.

          "Amortization Period" shall mean the period following the Revolving Period and ending on the date when the Invested Amount shall have been reduced to zero and all accrued interest on and fees in respect of the VFC Certificates shall have been paid.
          "Applicable Base Rate" shall mean, at any time, the sum of (x) the Base Rate at such time and (y) 1.0%.

          "Applicable Eurodollar Rate" shall mean, at any time, the sum of (x) the Adjusted Eurodollar Rate and
     (y) the Applicable Margin.

          "Applicable Margin" shall mean one and one-half of one percent per annum (1.50%).

          "Available Funds" shall mean, at any time, funds then available to the Company that are not required, pursuant to the terms of any of the Pooling and Servicing Agreements, to be applied to the payment of any amounts other than amounts specified as being payable solely out of Available Funds, howsoever such funds may be denominated in any such Pooling and Servicing Agreement.

          "Bankruptcy Action" shall have the meaning specified in Section 5.1(l).

          "Base Rate" shall mean a fluctuating interest rate per annum equal to the higher of (i) the rate of interest most recently designated by the Agent at its principal office as its prime rate, whether or not such rate is the lowest or best rate of interest actually charged by the Agent to any of its customers in connection with extensions of credit and (ii) 0.75% per annum above the Federal Funds Rate. Any change in the interest rate resulting from a change in the prime lending rate announced by the Agent shall become effective without prior notice to the Company or the Master Servicer as of 12:01 a.m., New York City time, on the Business Day on which each change in the prime lending rate is designated by the Agent.

          "Business Day" shall mean any day that is both a Business Day under the Agreement and, if the term is used in connection with respect to notices, determinations, fundings and payments in connection with any Funding Period during which the Funding Period Rate is or will be determined by reference to the Applicable Eurodollar Rate, a LIBO Business Day.

          "Carrying Cost Reserve Ratio" shall mean, as of any Settlement Date and continuing to, but excluding, the next Settlement Date, an amount (expressed as a percentage) equal to (i) the product of (A) the greatest of (1) 2.00 times Days Sales Outstanding as of such day, (2) 60 and (3) the weighted average length of all then outstanding Funding Periods and (B) the product of 1.5 times the Discount Rate as of such day; divided by (ii) 360.

          "Certificate Purchase Agreement" shall mean that certain Certificate Purchase Agreement, dated the date hereof, among the Company, SFC, the financial institutions party thereto from time to time and the Agent.
          "Change in Control" shall mean the occurrence of any of: (i) any "Change in Control" under the SFC Loan Agreement (as such term is defined therein on the Closing Date); (ii) except upon the exercise by the administrative agent under the SFC Loan Agreement of any of its remedies in accordance with the terms of the SFC Pledge/Security Agreement (as in effect on the Closing Date), the Company shall at any time not be directly wholly-owned by SFC; or (iii) except as permitted pursuant to Section 9.15 of the Receivables Sale Agreement, any Seller shall at any time not be wholly-owned, either directly or indirectly, by SFC.

          "Closing Date" shall have the meaning specified in the Certificate Purchase Agreement.

          "Commitment" shall mean, as to any VFC
     Certificateholder, its obligation to maintain and, subject to certain conditions, increase, its investment in the Invested Amount, in an aggregate amount not to exceed at any one time outstanding the aggregate maximum amount set forth in the Certificate Purchase Agreement as such VFC Certificateholder's "Commitment," as such amount may be reduced or otherwise adjusted from time to time as provided in the Certificate Purchase Agreement.

          "Commitment Certification" shall have the meaning specified in Section 2.6.

          "Control Party" shall mean, with respect to any event, the Agent acting at the direction of holders of VFC Certificates representing Fractional Undivided Interests and/or Commitments aggregating more than 50% of the Invested Amount adversely affected by such event (or the Trustee acting on behalf of the Agent or such holders).

          "Cure Period Trigger Date" shall mean, with respect to any of the representations, warranties and covenants of the Company, any Servicing Party or any Seller, as the case may be, that are contained in the subsection of the applicable Transaction Document which is cross referenced in Schedule 2 under the heading of "Applicable Section", the breach or violation of which would result (i) in the case of a breach or violation by the Company, in a Potential Early Amortization Event or a purchase obligation of the Company pursuant to
     Section 2.5 or 2.6 of the Agreement, (ii) in the case of any Servicing Party, a Potential Servicer Default or
     (iii) in the case of any Seller, a Potential Purchase Termination Event (as defined in the Receivables Sale Agreement), the date occurring the number of days specified for the applicable subsection in Schedule 2 under the heading "Cure Period Trigger Date" following the occurrence of such breach or violation (or if the number of days so specified is zero, the date of such breach or violation). The foregoing provisions shall apply to such breaches and violations notwithstanding any other grace period or cure provisions stated to apply thereto under the applicable Transaction Documents. The Company shall, and the Control Party may, give prompt written notice of each occurrence of a Cure Period Trigger Date to the Trustee (and the Agent if given by the Company).
          "Daily Interest Deposit" shall mean, for any Business Day, an amount equal to the sum of (i) the aggregate accrued but unpaid Funding Period Interest on the VFC Certificates for all outstanding Funding Periods to the extent not previously deposited to the Series 1998-1 Non-Principal Collection Sub-subaccount, plus (ii) the aggregate amount of all previously accrued and unpaid Daily Interest Deposits, plus (iii) the aggregate amount of all accrued and unpaid Additional Interest accrued since the previous Business Day.

          "Daily Report" shall mean a report prepared by the Master Servicer on each Business Day for the period specified therein, in substantially the form of Exhibit
     D.

          "Days Sales Outstanding" shall mean, as of any Settlement Date and continuing to, but excluding, the next Settlement Date, the number of days equal to the product of (i) 91 and (ii) the amount obtained by dividing (A) the difference between (1) the aggregate Principal Amount of Receivables and (2) the aggregate bad debt reserve of the Sellers, in each case as at the last day of the Settlement Period immediately preceding such earlier Settlement Date, by (B) aggregate net sales of the Sellers for the three Settlement Periods immediately preceding such earlier Settlement Date.

          "Decrease" shall have the meaning specified in subsection 2.5(a).

          "Default Ratio" shall mean, as of the last
     Business Day of any Settlement Period and continuing to, but excluding, the last day of the next Settlement Period, a ratio (expressed as a percentage) equal to
     (i) the aggregate outstanding Principal Amount of all Defaulted Receivables on the last day of such earlier Settlement Period over (ii) the aggregate outstanding Principal Amount of all Receivables on such last day; provided, however, to the extent that 2% or more of the Default Ratio at the end of any Settlement Period is attributable to Receivables owing by any Obligor (including Affiliates of such Obligor), then, upon the election of the Company (such election to be made separately in respect of each Settlement Period), the Default Ratio shall be recalculated to exclude all Receivables of any one such Obligor (including Affiliates of such Obligor) that would otherwise have been included in such calculation.

          "Delinquency Ratio" shall mean, as of the last Business Day of any Settlement Period and continuing to, but excluding, the last day of the next Settlement Period, a ratio (expressed as a percentage) equal to
     (i) the aggregate outstanding Principal Amount of all Delinquent Receivables on the last day of such earlier Settlement Period over (ii) the aggregate outstanding Principal Amount of all Receivables on such last day; provided, however, to the extent that 2% or more of the Delinquency Ratio at the end of any Settlement Period is attributable to Receivables owing by any Obligor (including Affiliates of such Obligor), then, upon the election of the Company (such election to be made separately in respect of each Settlement Period), the Delinquency Ratio shall be recalculated to exclude all Receivables of any one such Obligor (including Affiliates of such Obligor) that would otherwise have been included in such calculation.

          "Dilution Horizon Factor" shall mean (i) with respect to any Settlement Period consisting of four calendar weeks, 0.725 and (ii) with respect to any Settlement Period consisting of five calendar weeks, 0.58, or such lesser amounts agreed to in writing by the Agent and the Rating Agency and notified to the Trustee.

          "Dilution Ratio" shall mean, as of the last day of each Settlement Period, an amount (expressed as a percentage) equal to the aggregate amount of Dilution Adjustments in respect of all Sellers and Seller Groups made during such Settlement Period divided by the sum of the aggregate Principal Amounts of Receivables which were originated by all such Sellers and Seller Groups during such Settlement Period.

          "Dilution Reserve Ratio" shall mean, as of any Settlement Date and continuing to, but excluding, the next Settlement Date, an amount (expressed as a percentage) which is calculated as follows:

          DRR = [(a * b) + [(c-b) * (c/b)]] * d

Where:

               DRR = Dilution Reserve Ratio;

                    a =  the Ratings Multiple;

                    b =  the average of the Dilution Ratios
               during the period of twelve consecutive
               Settlement Periods ending prior to such
               Settlement Date;

                    c =  the highest Dilution Ratio for any
               Settlement Period during the period of twelve consecutive Settlement Periods ending prior to such Settlement Date; and

                    d =  a fraction (i) the numerator of
               which equals the product of (A) the aggregate Principal Amount of all Receivables which were originated during the preceding Settlement Period and (B) the Dilution Horizon Factor with respect to such preceding Settlement Period and (ii) the denominator of which equals the Aggregate Receivables Amount as of the last day of the Settlement Period preceding such earlier Settlement Date.

          "Discount Rate" shall mean, as of any date of determination, the sum of (i) the weighted average of the Funding Period Rates in effect with respect to the outstanding VFC Certificates as of the end of the Settlement Period immediately preceding the most recent Settlement Date and (ii) an amount equal to (A) the sum of (1) the aggregate amount of Non-Usage Fees accrued with respect to the outstanding VFC Certificates during the Settlement Period immediately preceding the most recent Settlement Date and (2) the Monthly Allocable Trustee's Fees for the Settlement Period immediately preceding the most recent Settlement Date, divided by
     (B) the average daily Adjusted Invested Amount during such Settlement Period.

          "Distribution Date" shall mean each Settlement
     Date and each Funding Period Settlement Date.

          "Early Amortization Event" shall have the meaning specified in Section 5.1 of this Supplement and Section
     7.1 of the Agreement.

          "ERISA Entity" shall mean either an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, (whether or not subject to the Employment
     Retirement Income Security Act of 1974, as amended), a
     "plan" as defined in Section 4975 of the Internal
     Revenue Code of 1986, as amended, an entity deemed to hold plan assets of any such employee benefit plan or plans, or an entity otherwise using the assets of any such employee benefit plan or plans to acquire VFC
     Certificates.

          "Eurodollar Period" shall mean with respect to any Eurodollar Tranche:

                    (i)  during the Syndication Period, any
          one month Funding Period selected by the Master
          Servicer pursuant to subsection 3C.4(b);

               (ii)  at any time after the Syndication
          Period, the period commencing on the Business Day that any portion of the Unallocated Balance is allocated to a Funding Period pursuant to subsection 3C.4(b), thereby giving rise to such Eurodollar Tranche and ending one, two or three months thereafter, as selected by the Master
          Servicer pursuant to subsection 3C.4(b); and

               (iii)  thereafter, each period commencing on
          the last day of the next preceding Eurodollar
          Period applicable to such Eurodollar Tranche and ending one, two or three months thereafter as selected by the Master Servicer pursuant to Subsection 3C.4(b);

     provided, however, that all of the foregoing provisions relating to Eurodollar Periods are subject to the following:

               (A) if any Eurodollar Period would otherwise end on a day that is not a Business Day, such Eurodollar Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Eurodollar Period into another calendar month in which event such Eurodollar Period shall end on the immediately preceding Business Day;

               (B)  any Eurodollar Period that begins on a
          day for which there is no numerically
          corresponding day in the calendar month at the end of such Eurodollar Period shall end on the last Business Day of such later calendar month; and

               (C)  no Eurodollar Period may end on a day
          which is later than the Scheduled Termination
          Date.

          "Eurodollar Tranche" shall mean a portion of the Invested Amount for which Funding Period Interest is the Applicable Eurodollar Rate for a particular
     Eurodollar Period.

          "Expected Final Distribution Date" shall mean the first Distribution Date which occurs at least 45 days after commencement of the Amortization Period.

          "Federal Funds Rate" shall mean, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Master Servicer from three Federal funds brokers of recognized standing selected by it.

          "Fee Letter" shall mean that certain Fee Letter, dated March 31, 1998 among the Company, SFC and the Agent.

          "Funding Period" shall mean a Eurodollar Period for any portion of the Invested Amount allocated to a Eurodollar Tranche, an Accrual Period for any portion of the Invested Amount constituting a portion of the Unallocated Balance and such other period as may be agreed between the Company, the Master Servicer and the Agent for any portion of the Invested Amount which bears interest at a rate agreed among such parties with notice thereof provided to the Trustee.

          "Funding Period Determination Date" shall mean with respect to any Funding Period Settlement Date, the Business Day immediately preceding such Funding Period
     Settlement Date.

          "Funding Period Interest" shall mean (i) with respect to that portion of the Invested Amount of the VFC Certificates allocated to a Funding Period as provided in Section 3C.4, the aggregate interest accrued at the Funding Period Rate for such Funding Period on such allocated portion of the Invested Amount of the VFC Certificates, calculated on the basis specified in subsection 2.7(f) and (ii) as of any Funding Period Settlement Date with respect to the Unallocated Balance outstanding from time to time, the aggregate interest accrued thereon at the Applicable Base Rate in effect from time to time from and including the preceding Funding Period Settlement Date with respect to the Unallocated Balance to but excluding the current Funding Period Settlement Date with respect to the Unallocated Balance, calculated on the basis specified in subsection 2.7(f).

          "Funding Period Rate" shall mean, for any Funding
     Period and that portion of the Invested Amount allocated to that Funding Period:

               (i)  with respect to any such portion which
          constitutes the Unallocated Balance, the
          Applicable Base Rate; and

               (ii) with respect to any Eurodollar Tranche, the Applicable Eurodollar Rate.

          "Funding Period Settlement Date" shall mean (i) with respect to any Funding Period, the last day of such Funding Period and (ii) with respect to the Unallocated Balance outstanding from time to time during any Accrual Period, the Settlement Date immediately following the end of such Accrual Period.

          "Funding Period Settlement Statement" shall have the meaning specified in Section 4C.2.

          "Guaranty" shall mean that certain Guaranty of even date herewith from SFC to the Company pursuant to which SFC guaranties the obligations of each Seller to the Company under the Receivables Sale Agreement.

          "Increase" shall have the meaning specified in subsection 2.4(a).

          "Increase Amount" shall have the meaning specified in subsection 2.4(a).

          "Increase Date" shall have the meaning specified in subsection 2.4(a).

          "Initial Invested Amount" shall mean the Invested
     Amount as of the Issuance Date.

          "Initial Subordinated Certificate Amount" shall mean the Subordinated Certificate Amount on the Issuance Date.

          "Invested Amount" shall mean, with respect to any date of determination, an amount equal to the Initial
     Invested Amount, plus the amount of all Increases effected pursuant to Section 2.4 made on or prior to such day, minus the amount of all distributions to the VFC Certificateholders in reduction of the Invested
     Amount pursuant to Section 2.5 or Section 3C.6 on or prior to such day.

          "Invested Percentage" shall mean, with respect to any Business Day (i) during the Revolving Period, the percentage equivalent of a fraction, the numerator of which is the Allocated Receivables Amount as of the end of the preceding Business Day and the denominator of which is the Aggregate Receivables Amount as of the end of the preceding Business Day and (ii) during the Amortization Period, the percentage equivalent of a fraction, the numerator of which is the Allocated Receivables Amount as of the end of the last Business Day of the Revolving Period and the denominator of which is the greater of (A) the Aggregate Receivables Amount as of the end of the preceding Business Day and
     (B) the sum of the numerators used to calculate the Invested Percentage for all Series of Investor Certificates outstanding on the Business Day for which such percentage is determined.

          "Issuance Date" shall mean the last day of the "Revolving Period" as defined in and with respect to that certain Series 1994-1 Supplement among the Company, the Master Servicer and the Trustee, which such date shall be April 9, 1998, provided, however, for purposes of determining the Non-Usage Fee, the Issuance Date shall be deemed to be the Closing Date.

          "LIBO Business Day" shall mean a day, other than a Saturday or Sunday, on which banks are not required or authorized to close in New York or London and on which dealings are carried on in the London interbank market.

          "Loss Horizon Period" shall mean three Settlement
     Periods.

          "Loss Reserve Ratio" shall mean, as of any Settlement Date and continuing to, but excluding, the next Settlement Date, an amount (expressed as a percentage) which is calculated as follows:

          LRR = [(a * b)] * c/d

     where:

          LRR = Loss Reserve Ratio;

                    a =  the Ratings Multiple;

                    b =  the highest three-month rolling
               average of the Aged Receivables Ratio that occurred during the period of twelve consecutive Settlement Periods preceding such earlier Settlement Date;

                    c =  the product of (i) the sum of the
               aggregate Principal Amounts of Receivables originated by each Seller and Seller Group during the most recent Loss Horizon Period with respect to such Seller or such Seller
               Group preceding such date times (ii) a
               fraction, the numerator of which equals the number of days in such Loss Horizon Period plus seven and the denominator of which equals the number of days in such Loss
               Horizon Period; and

                    d =  the Aggregate Receivables Amount as
               of the last day of the Settlement Period preceding such earlier Settlement Date.

          "Loss-to-Liquidation Ratio" shall mean, as of the last Business Day of any Settlement Period and continuing to, but excluding, the last day of the next Settlement Period, a ratio (expressed as a percentage) equal to (i) the difference, if any, between (A) the sum of (1) the aggregate reduction in the outstanding Principal Amount of all Receivables as a result of Charge-Offs and (2) the aggregate Principal Amount of Receivables (other than Charge-Offs) that became more than 90 days past due, in each case, during the immediately preceding twelve Settlement Periods and (B) the aggregate amount of Recoveries during such twelve Settlement Periods over (ii) the aggregate amount of Collections during such twelve Settlement Periods; provided, however, to the extent that 2% or more of the Loss-to-Liquidation Ratio at the end of any Settlement Period is attributable to Receivables owing by any Obligor (including Affiliates of such Obligor), then, upon the election of the Company (which election shall be made separately in respect of each Settlement Period), the Loss-to-Liquidation Ratio shall be recalculated for such Settlement Period to exclude all Receivables of any one such Obligor (including any Affiliates of such Obligor) that would otherwise have been included in such calculation.

          "Metz Seller Group" shall mean the collective reference to each of the following Sellers: Metz and Metz Delaware.

          "Minimum Subordinated Percentage" shall mean, as of any Settlement Date and continuing to, but excluding, the next Settlement Date, an amount (expressed as a percentage) which is calculated as the greater of (i) 15% and (ii) the sum of (x) the sum of
     (i) three times the percentage used to compute the Obligor Limit for Obligors which are not Special Obligors, Obligors on Long Term Supply Contracts or governmental entities or agencies, (ii) the percentage used to compute the Obligor Limit for Obligors party to Long Term Supply Contracts and (iii) the percentage used to compute the aggregate Obligor Limit for Obligors which are governmental entities or agencies and (y) an amount calculated as the product of (1) the average of the Dilution Ratios during the period of twelve consecutive Settlement Periods ending prior to such Settlement Date times (2) a fraction, the numerator of which equals the product of (A) the aggregate Principal Amount of all Receivables which were originated during the preceding Settlement Period and (B) the Dilution Horizon Factor with respect to such preceding Settlement Period, and the denominator of which equals the Aggregate Receivables Amount as of the last day of the Settlement Period preceding such earlier Settlement Date.

          "Monthly Allocable Trustee's Fees" shall mean in respect of any Settlement Period, the product of (i) one-twelfth of the annual fees to be paid to the Trustee by the Master Servicer pursuant to the first sentence of Section 8.5 of the Agreement during the fiscal year in which such Settlement Period falls and
     (ii) the daily average Invested Percentage (expressed as a decimal) during such Settlement Period.

          "Net Worth" shall mean, at a particular date with respect to the Company, all amounts which would, in conformity with GAAP, be included under shareholder's equity on a balance sheet of the Company.

          "Non-Usage Fee Rate" shall mean one-half of one percent per annum (0.50%).

          "Non-Usage Fees" shall have the meaning specified in subsection 2.7(b).

          "Participant" shall have the meaning specified in subsection 8.7(b)

          "Past Due Interest" shall mean with reference to any Funding Period Settlement Date, any portion of the Funding Period Interest originally due on a previous Funding Period Settlement Date that remains outstanding on the current Funding Period Settlement Date.

          "Pro Rata Share" shall have the meaning specified in the Certificate Purchase Agreement.

          "Program Costs" shall mean, for any Business Day, the sum of (i) all expenses, indemnities and other amounts then due and payable to the Agent or the VFC Certificateholders under the Agreement, this Supplement or the Certificate Purchase Agreement but excluding, however, principal of and interest on the VFC Certificates and Non-Usage Fees and (ii) the product of
     (A) all unpaid fees and expenses then due and payable to the Trustee or counsel to, and independent auditors of, the Company (other than any Monthly Allocable Trustee's Fees and Monthly Servicer's Fees payable to the Trustee in its capacity as Master Servicer if it is then so acting as Master Servicer and other than fees and expenses payable on or in connection with the closing of the issuance of the VFC Certificates) and any corporate income or franchise taxes then due and payable by the Company, and (B) the Invested Percentage (expressed as a decimal) on such Business Day.

          "Rating Agency" shall mean S&P.

          "Ratings Multiple" shall mean 1.5; provided, however, such Ratings Multiple shall be adjusted as set forth in Schedule 3 attached hereto depending on SFC's financial performance as set forth in such Schedule 3.

          "Record Date" shall mean, with respect to any Settlement Date, the last Business Day of the immediately preceding Settlement Period.

          "Required Reserves" shall mean, as of any date of determination, an amount equal to the sum of (i) the product of (A) the Adjusted Invested Amount on such day and (B) the sum of (1) the Loss Reserve Ratio, (2) the Dilution Reserve Ratio and (3) the Carrying Cost Reserve Ratio, (ii) the product of (A) the face amount of the Receivables in the Trust on such day, (B) the Adjusted Invested Amount divided by the Aggregate Adjusted Invested Amount and (C) the Servicing Reserve Ratio, (iii) the amount of any Accrued Expense Amount in respect of which sufficient Aggregate Daily Collections have not been transferred to the Series 1998-1 Non-Principal Collection Sub-account and (iv) the aggregate amount of accrued but unpaid Monthly Allocable Trustee's Fees.

          "Required Reserves Ratio" shall mean, as of any date of determination, the quotient of (i) Required
     Reserves on such day and (ii) the Adjusted Invested
     Amount on such day.

          "Required Subordinated Percentage" shall mean, as of any date of determination, the greater of (i) the Minimum Subordinated Percentage and (ii) the Required
     Reserves Ratio as of such day.

          "Revolving Period" shall mean the period commencing on the Issuance Date and terminating on the earliest to occur of (i) the close of business on the date on which an Early Amortization Event occurs, (ii) the date on which the Commitments of all VFC
     Certificateholders shall have terminated and (iii) the Scheduled Termination Date.

          "Scheduled Termination Date" shall mean the earliest of (a) December 15, 1999, (b) the date on which the commitments of the lenders under the SFC Loan Agreement shall have been terminated, unless, at or prior to such date, SFC replaces the SFC Loan Agreement with a replacement agreement providing SFC with working capital which in the reasonable opinion of the Control Party would be sufficient to operate SFC's businesses at such date and (c) the date which is 45 days prior to the scheduled maturity date of indebtedness of SFC under the SFC Loan Agreement.

          "Seller Group" shall mean the Metz Seller Group, provided that the Company may, with the consent of the Agent, from time to time add one or more new Seller
     Groups, or change the Sellers in any existing Seller
     Group on terms and conditions satisfactory to the Agent.

          "Series Accounts" shall have the meaning specified in subsection 3C.2(a).

          "Series 1998-1" shall mean the Series 1998-1, the Principal Terms of which are set forth in this Supplement.

          "Series 1998-1 Accrued Interest Sub-subaccount" shall have the meaning specified in subsection 3C.2(a).

          "Series 1998-1 Amortization Principal Payment" shall have the meaning specified in Section 3C.5.

          "Series 1998-1 Certificateholders' Interest" shall have the meaning specified in subsection 2.2(a).

          "Series 1998-1 Collection Subaccount" shall have the meaning specified in subsection 3C.2(a).

          "Series 1998-1 Monthly Interest Amount" shall mean, at any time, (a) with respect to each Eurodollar Tranche, the aggregate amount of Funding Period Interest allocable thereto which is scheduled to be paid on the Funding Period Settlement Date applicable to such Eurodollar Tranche divided by the number of months in the Eurodollar Period applicable to such Eurodollar Tranche and (b) with respect to the Unallocated Balance, the aggregate amount of Funding Period Interest allocable thereto which is expected in good faith by the Master Servicer to accrue on or prior to the Settlement Date at the end of the then existing Accrual Period. The Series 1998-1 Monthly Interest Amount for any Eurodollar Tranche shall be computed on the first day of the Eurodollar Period related thereto and, if such Eurodollar Period is greater than one month, the Series 1998-1 Monthly Interest Amount shall, as of the corresponding calendar day in each succeeding month during which such Eurodollar Tranche remains outstanding (or, if such day is not a Business Day, on the next succeeding Business Day) be recomputed for the next succeeding month without giving effect to any allocations previously made to the Series 1998-1 Non-Principal Collection Sub-subaccount on account of any such Series 1998-1 Monthly Interest.

          "Series 1998-1 Monthly Servicing Fee" shall have the meaning specified in Section 6.1.

          "Series 1998-1 Non-Principal Collection Sub-subaccount" shall have the meaning specified in subsection 3C.2(a).

          "Series 1998-1 Principal Collection Sub-subaccount" shall have the meaning specified in subsection 3C.2(a).

          "Servicing Reserve Ratio" shall mean, as of any Settlement Date and continuing to, but excluding, the next Settlement Date, an amount (expressed as a percentage) equal to (a) the product of (i) 1.00% and
     (ii) the greater of (A) 2.00 times Days Sales
     Outstanding as of such day and (B) 60 divided by (b)
     360.

          "SFC" shall mean Specialty Foods Corporation, a
     Delaware corporation.

          "SFC Group" shall mean collectively, SFC, the Company and any Seller or Seller Group.

          "SFC Loan Agreement" shall mean any extension of credit made to SFC and/or its Affiliates to refinance obligations of the SFC Group under the Term Loan Agreement and/or the Revolving Credit Agreement, as amended, restated or otherwise modified from time to time. The parties expressly acknowledge and agree that from and after the Closing Date, the term "Revolving Credit Agreement," as used in the Agreement, shall mean and include the SFC Loan Agreement.

          "SFC Pledge/Security Agreement" shall mean any pledge or security agreement delivered by SFC to lenders to secure its obligations to such lenders under the SFC Loan Agreement.

          "Stated Final Distribution Date" shall mean that
     Distribution Date which occurs not less than 365 days after the commencement of the Amortization Period.

          "Subordinated Certificate" shall mean the
     Subordinated Company Certificate, Series 1998-1, executed by the Company and authenticated by the Trustee, substantially in the form of Exhibit B.

          "Subordinated Certificate Amount" shall mean, for any date of determination, an amount equal to the Allocated Receivables Amount on such date minus the Adjusted Invested Amount on such date.

          "Subordinated Certificate Increase Amount" shall have the meaning specified in subsection 2.4(a).

          "Subordinated Certificate Reduction Amount" shall have the meaning specified in subsection 2.5(c).

          "Subordinated Interest" shall have the meaning specified in subsection 2.2(b).

          "Syndication Period" shall mean the period beginning on the Closing Date and ending on the earlier to occur of (i) the date which is 60 days following the Closing Date or (ii) the date the Agent delivers written notice to the Company and the Master Servicer that it has completed syndication of the VFC
     Certificates.

          "Target Receivables Amount" shall mean, on any date of determination, the product of (i) a fraction
     (expressed as a decimal) the numerator of which is one and the denominator of which is one minus the Required
     Subordinated Percentage and (ii) the Adjusted Invested
     Amount on such day.

          "Transferee" shall have the meaning specified in subsection 8.7(d).

          "Trust Accounts" shall have the meaning specified in subsection 3C.2(a).

          "Unallocated Balance" shall have the meaning specified in subsection 3C.4(b).

          "Unreserved Interest" shall mean, as of any date during the Amortization Period, any portion of the Daily Interest Deposit during the Amortization Period which is attributable to an increase in the percentage described in clause (ii) of the definition of Adjusted Eurodollar Rate above the percentage level which was in effect as of the date the Amortization Period commenced.

          "VFC Certificate" shall mean a VFC Certificate,
     Series 1998-1, executed by the Company and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A.

          "VFC Certificateholder" shall mean each holder of a VFC Certificate.

          "Year 2000 Problem" shall have the meaning specified in Section 7.2(g).

a) In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Agreement, the terms and provisions of this Supplement shall govern. All capitalized terms not otherwise defined herein are defined in the Agreement. All Article, Section or subsection references herein shall mean Article, Section or subsections of the Supplement, except as otherwise provided herein. Unless otherwise stated herein, as the context otherwise requires or if such term is otherwise defined in the Agreement, each capitalized term used or defined herein shall relate only to the Series 1998-1 and no other Series of Investor Certificates issued by the Trust.


I.   ARTICLE

DESIGNATION OF CERTIFICATES; PURCHASE AND SALE
OF THE VFC CERTIFICATES

A.             SECTION   Designation.  The Certificates
created and authorized pursuant to the Agreement and this Supplement shall be divided into two classes, which shall be designated respectively as (i) the "VFC Certificates, Series 1998-1" and (ii) the "Subordinated Company Certificate, Series 1998-1". The VFC Certificates shall be issued in the form of Definitive Certificates, to be delivered to the VFC Certificateholder(s) in accordance with
Section 2.3.

a)             SECTION   The Series 1998-1 Certificates.
The VFC Certificates shall represent fractional undivided interests in the Trust, consisting of the right to receive the Invested Percentage (expressed as a decimal) of (i)
Collections received with respect to the Receivables, (ii) all other funds on deposit in the Collection Account and in any subaccount thereof and (iii) all other Trust Assets
(the "Series 1998-1 Certificateholders' Interest").

a)               The Subordinated Certificate shall
represent a fractional undivided interest in the Trust, consisting of the right to receive Collections with respect to the Receivables allocated to the Series 1998-1
Certificateholders' Interest and not required to be distributed to or for the benefit of the VFC
Certificateholders (the "Subordinated Interest").  The
Exchangeable Company Certificate and any other Series of Investor Certificates outstanding shall represent the ownership interest in the remainder of the Trust not allocated pursuant hereto to the Series 1998-1
Certificateholders' Interest or the Subordinated Interest.

a)               The VFC Certificates and the Subordinated
Certificate shall be issued in registered form in substantially the forms of Exhibits A and B, respectively, and shall, upon issue, be executed and delivered by the Company to the Trustee for authentication and redelivery as provided in Section 2.3 hereof and Section 5.2 of the Agreement.

A.             SECTION   Delivery.  On the Issuance Date,
the Company shall sign on behalf of the Trust and shall direct in writing pursuant to Section 5.2 of the Agreement the Trustee to duly authenticate, and the Trustee, upon receiving such direction, shall so authenticate (i) the VFC Certificates in such names and such denominations and deliver such VFC Certificates to each VFC Certificateholder in accordance with such written directions and (ii) a Subordinated Certificate and deliver such Subordinated Certificate to the Company as holder thereof in accordance with such written directions. The funds received from the VFC Certificateholders on the Issuance Date shall be transferred to the Series 1994-1 Collection Account in an amount sufficient (after giving effect to other deposits therein) to reduce the "Adjusted Invested Amount" thereof to zero and to pay all interest payable thereon on the next Distribution Date before being remitted to the Company. The VFC Certificates shall be issued in minimum denominations of $1,000,000 and in integral multiples of $100,000 in excess thereof. The Trustee shall mark on its books the actual Invested Amount allocated among the VFC Certificateholders and Subordinated Certificate Amount outstanding on any date of determination, which, absent manifest error, shall constitute prima facie evidence of the outstanding Invested Amount allocated among the VFC Certificateholders and Subordinated Certificate Amount from time to time.

a)             SECTION   Procedure for Increasing the
Invested Amount.    Subject to the terms and conditions of
subsection 2.4(b), on any Business Day during the Revolving Period, the Invested Amount may be increased (an "Increase") upon the request of the Master Servicer or the Company (each date on which an increase in the Invested Amount occurs hereunder being herein referred to as the "Increase Date" applicable to such Increase) up to an amount equal to the Aggregate Commitment on such day; provided, that the Master Servicer or the Company, as the case may be, shall have given the Trustee and the Agent irrevocable written notice (effective upon receipt), substantially in the form of Exhibit F hereto, of such request no later than the applicable times specified in Section 3C.4 with respect to the Funding Period or Periods to apply to such Increase. Such notice shall state (w) the Increase Date and (x) the proposed amount of such Increase (the "Increase Amount"), which amount shall be allocated to each VFC Certificateholder in accordance with its Pro Rata Share. Upon satisfaction of the conditions precedent set forth in subsection 2.4(b) of this Supplement, together with, in the case of any participating VFC Certificateholder, any additional conditions specified in the Certificate Purchase Agreement, each VFC Certificateholder shall remit its Pro Rata Share of the applicable Increase to the Agent at its account maintained in the name of the Agent at Bankers Trust Company, Account No. 00371389, or such other account as the Agent may specify in writing to the parties hereto and the VFC Certificateholders, and the Agent shall remit such amounts to the Trustee for deposit in the Series 1998-1 Collection Subaccount in immediately available funds by no later than 4:00 p.m., New York City time, on the applicable Increase Date, for remittance to the Company in accordance with the written payment instructions of the Company. No VFC Certificateholder shall be obligated to fund any Increase, unless concurrently with any such Increase in the Invested Amount, the Subordinated Certificate Amount shall be increased by an amount (the "Subordinated Certificate Increase Amount") such that after giving effect to such increase, the sum of the Invested Amount plus the Subordinated Certificate Amount equals or exceeds the Target Receivables Amount.

a) No VFC Certificateholder shall be required to fund its portion of any Increase Amount on any Increase
Date hereunder unless:

(1)                 the related Increase Amount is equal to
     $1,000,000 or an integral multiple of $500,000 in excess thereof;

(1)                 after giving effect to the Increase
     Amount, (A) the Invested Amount would not exceed the Aggregate Commitment, (B) the Pro Rata Share of the aggregate Invested Amount allocated to the VFC Certificates of each VFC Certificateholder participating in such Increase would not exceed such VFC Certificateholder's Commitment, and (C) the Allocated Receivables Amount would equal or exceed the Target Receivables Amount on such Increase Date; and
(2) no Early Amortization Event or Potential Early Amortization Event shall have occurred and be continuing or shall result from such Increase.

          By accepting any Increase Amount, the Company shall be deemed to have certified that as of such Increase
Date, (x) no Early Amortization Event or Potential Early
Amortization Event has occurred and is continuing and
(y) all of the representations and warranties of the Company, and to its knowledge of the Sellers and the Master
Servicer set forth in the Agreement, this Supplement, the Receivables Sale Agreement and the Certificate Purchase
Agreement (except for any representations and warranties which are expressly made only as of an earlier date) are true and correct in all material respects as though made on and as of such Increase Date.

a)             SECTION   Procedure for Decreasing the
Invested Amount.    On any Business Day during the Revolving
Period, upon the written request of the Master Servicer or the Company, the Invested Amount may be reduced (a "Decrease") by the distribution, ratably on the basis of their Pro Rata Shares, to the VFC Certificateholders in reduction of the Invested Amount allocated to such Funding Period of some or all of the funds on deposit in the Series 1998-1 Principal Collection Sub-subaccount on such day; provided that (i) the Master Servicer or the Company shall have given the Trustee and the Agent irrevocable written notice (effective upon receipt) thereof, prior to 1:00 p.m., New York City time, on the third Business Day preceding the date of such Decrease (unless the Funding Period Rate with respect to such Funding Period is the Applicable Base Rate, in which case such notice need only be received prior to 1:00 p.m., New York City time, on the Business Day preceding the date of such Decrease), which notice shall state the amount of such Decrease; (ii) the minimum amount of such Decrease shall be $500,000; and (iii) if such Business Day is not a Funding Period Settlement Date or if the amount of such Decrease exceeds the sum of the aggregate Invested Amount allocated to Eurodollar Periods ending on such Business Day, then no payment in reduction of the Invested Amount allocated to any Eurodollar Periods shall be made in connection with such Decrease unless, concurrently with such payment, the Master Servicer or the Company shall have paid to the VFC Certificateholders all amounts due and payable pursuant to Section 2.8, if any. Funds in respect of any Decrease shall be remitted by the Trustee to the Agent at the Agent's Account for remittance to the applicable VFC Certificateholders.

a) If on any day the Commitment of any VFC Certificateholder is reduced or terminated (other than in connection with the termination of the Revolving Period) and after giving effect to such reduction or termination, the aggregate portion of the Invested Amount allocated to the VFC Certificates held by such VFC Certificateholder exceeds the amount of such VFC Certificateholder's Commitment, then the Company shall, on the next Funding Period Settlement Date with respect to any portion of the Invested Amount allocated to the VFC Certificates held by such VFC Certificateholder, and on each such Funding Period Settlement Date thereafter until the aggregate portion of the Invested Amount allocated to the VFC Certificates held by such VFC Certificateholder is equal to or less than the amount of such VFC Certificateholder's Commitment, effect a mandatory Decrease of the Invested Amount by distribution to the applicable VFC Certificateholder of an amount equal to the least of (i) the portion of the Invested Amount allocated to the Funding Period then ending that is also allocated to the VFC Certificates held by such VFC Certificateholder, (ii) the excess of the aggregate portion of the Invested Amount allocated to the VFC Certificates held by such VFC Certificateholder over the amount of such VFC Certificateholder's Commitment and (iii) the funds on deposit in the Series 1998-1 Principal Collection Sub-subaccount on such day. The Company or the Master Servicer shall give the Trustee, the Agent and the applicable VFC Certificateholder irrevocable written notice of such Decrease (effective upon receipt), prior to 1:00 p.m., New York City time, on the Business Day preceding the date of such Decrease, which notice shall state the amount of such Decrease.

a) Simultaneously with any such Decrease during the Revolving Period, the Subordinated Certificate Amount shall be reduced by an amount (the "Subordinated Certificate Reduction Amount") such that after giving effect to such Decrease, the Allocated Receivables Amount is not less than the Target Receivables Amount. During the Revolving Period, after the distribution described in subsection (a) or (b) above, as applicable, has been made, and the Subordinated Certificate Amount has been reduced by the Subordinated Certificate Reduction Amount, a distribution may be made to the holder of the Subordinated Certificate out of remaining funds on deposit in the Series 1998-1 Principal Collection Sub-subaccount in an amount equal to the lesser of (x) the Subordinated Certificate Reduction Amount and (y) the amount of such remaining funds on deposit in the Series 1998-1 Principal Collection Sub-subaccount.

a) Any reduction in the Invested Amount on any Business Day (except for that portion of a reduction on a Funding Period Settlement Date in an amount not exceeding the portion of the Invested Amount allocated by the Trustee (based upon the instructions of the Master Servicer) to the applicable Funding Period) shall be allocated by each applicable VFC Certificateholder (with notice of such allocation to the Master Servicer, the Trustee and the Agent) among outstanding Funding Periods so as to minimize amounts payable pursuant to Section 2.8, if any, so long as such allocation is not, in the reasonable judgment of such VFC Certificateholder, otherwise disadvantageous to such VFC Certificateholder.

A.             SECTION   Commitment Certification.  At such
time as any VFC Certificateholder shall extend, increase, terminate or reduce its Commitment, whether pursuant to the Certificate Purchase Agreement or any assignment thereunder, such VFC Certificateholder and the Company shall certify to the Trustee the amount of such VFC Certificateholder's Commitment by delivery to the Trustee of a certificate in substantially the form of Exhibit G hereto (a "Commitment Certification"); provided, however, that in the case of any voluntary reduction or termination by the Company of any Commitment consistent with the terms of the Certificate Purchase Agreement, such Commitment Certification need only be signed by the Company. The Trustee shall be entitled to rely on such Commitment Certification for all purposes hereunder until such time as it shall have received from the Company and the applicable VFC Certificateholder a revised Commitment Certification. The Trustee shall maintain at its address referred to in Section 8.6 a copy of each Commitment Certification delivered to it.
a)             SECTION   Interest; Certain Fees.    Interest
shall be payable on the VFC Certificates on each Funding Period Settlement Date pursuant to subsection 3C.6(a).

a) A non-usage fee with respect to each Accrual Period or portion thereof occurring in the Revolving Period (the "Non-Usage Fees") shall be payable in arrears on the related Settlement Date for the sole account of the VFC Certificateholders pursuant to subsection 3C.6(b). The Non-Usage Fees payable on each Settlement Date shall be calculated by the Company (and notified by the Company to the Master Servicer and the Agent on or before the corresponding Determination Date) and shall be equal to the product of (i) the Non-Usage Fee Rate and (ii) the average daily excess during such Accrual Period of (A) the Aggregate Commitment over (B) the Invested Amount and (iii) the actual number of days in such Accrual Period divided by 360.

a) To the extent the Trustee determines (based on the information set forth in the applicable report prepared by the Master Servicer) that funds on deposit in the Series 1998-1 Non-Principal Collection Sub-subaccount at any Settlement Date are insufficient to pay the fee described in the foregoing subsection, the Trustee shall so notify the Company and the Company shall immediately pay the Trustee the amount of any such deficiency; provided, however, that any such deficiency shall be payable solely out of Available Funds, shall be non-recourse other than with respect to Available Funds, and shall not constitute a claim against the Company to the extent that insufficient Available Funds exist to make such payment.

          (d) A non-refundable administrative fee in an amount previously agreed to in writing by the Company and the Agent shall be payable annually in advance for the sole account of the Agent which fee shall be payable on the Issuance Date and each anniversary thereafter.

          (e) The Company shall pay to the Agent, for its own account and the account of the VFC Certificateholders such other amounts set forth in the Fee Letter at the times and in the manner set forth therein.

          (f)       Calculations of interest and fees under
this Supplement shall be made on the basis of actual days elapsed in the applicable period and a 360-day year. Any determination of Program Costs or any other fees by the Agent shall be conclusive and binding upon each of the parties hereto in the absence of manifest error.

A.             SECTION   Interest Rate Indemnity.  The
Company agrees to indemnify the Agent and each VFC Certificateholder and to hold the Agent and each VFC Certificateholder harmless from any loss or expense which the Agent or such VFC Certificateholder may sustain or incur as a consequence of (a) default by the Company in making an Increase after the Company has given irrevocable notice requesting the same in accordance with the provisions of this Supplement, (b) default by the Company in making any prepayment in connection with a Decrease after the Company has given irrevocable notice thereof in accordance with the provisions of Section 2.5 or (c) the making of a prepayment, whether in connection with a Decrease or otherwise, in an amount in excess of the portion of the Invested Amount allocated to a Funding Period ending on the date of such prepayment. Such indemnification shall include, without limitation, any loss (including those of anticipated profits, net of anticipated profits in respect of the reemployment of such funds in the manner determined by such VFC Certificateholder), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any VFC Certificateholder to fund or maintain the applicable portion of the Invested Amount or such requested Increase; provided, however, that any payments made by the Company pursuant to this subsection shall be made solely from Available Funds, shall be non-recourse other than with respect to Available Funds, and shall not constitute a claim against the Company to the extent that insufficient Available Funds exist to make such payment. This covenant shall survive the termination of this Supplement and the payment of all amounts payable hereunder. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by any VFC Certificateholder to the Company and the Master Servicer shall be conclusive absent manifest error.


I.   ARTICLE

ARTICLE III OF THE AGREEMENT

          Any provision of Article III of the Agreement which distributes Collections to the Company on the basis of the Company's Percentage shall continue to apply irrespective of the issuance of the VFC Certificates.
Section 3.1 of the Agreement shall be read in its entirety as provided in the Agreement. Article III of the Agreement (except for Section 3.1 thereof and any portion thereof relating to another Series) shall read in its entirety as follows and shall be exclusively applicable to the VFC Certificates and the Subordinated Certificate:

          SECTION 3C.2.  Establishment of Series Accounts.
(a) The Trustee shall cause to be established and maintained in the name of the Trustee, on behalf of the Trust, (i) for the benefit of the VFC Certificateholders and for the benefit, subject to the prior interest of the VFC Certificateholders, of the holder of the Subordinated Certificate, a subaccount of the Collection Account (the "Series 1998-1 Collection Subaccount"), which subaccount is the Series Collection Subaccount with respect to Series 1998-1, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the VFC Certificateholders and for the benefit, subject to the prior interest of the VFC Certificateholders, of the holder of the Subordinated Certificate; (ii) for the benefit of the VFC Certificateholders and for the benefit, subject to the prior interest of the VFC Certificateholders, of the holder of the Subordinated Certificate, two subaccounts of the Series 1998-1 Collection Subaccount: the Series 1998-1 Principal Collection Sub-subaccount and the Series 1998-1 Non-Principal Collection Sub-subaccount (respectively, the "Series 1998-1 Principal Collection Sub-subaccount" and the "Series 1998-1 Non-Principal Collection Sub-subaccount"), each bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the VFC Certificateholders and for the benefit, subject to the prior interest of the VFC Certificateholders, of the holder of the Subordinated Certificate; and (iii) for the benefit of the VFC Certificateholders, a subaccount of the Series 1998-1 Non-Principal Collection Sub-subaccount (the "Series 1998-1 Accrued Interest Sub-subaccount"; all accounts established pursuant to this subsection 3C.2(a) being referred to herein collectively as the "Series Accounts" and the accounts listed on Schedule 1 being referred to herein, collectively as the "Trust Accounts"). The Trustee shall possess all right, title and interest in all funds from time to time on deposit in, and all Eligible Investments credited to, the Series Accounts and Trust Accounts and in all proceeds thereof. The Trust Accounts and the Series Accounts shall be under the sole dominion and control of the Trustee for, in the case of the Series Accounts, the exclusive benefit of the VFC Certificateholders and to the extent applicable, subject to the prior interest of the VFC Certificateholders, to the holder of the Subordinated Certificate.

          (b)  All Eligible Investments in the Series
Accounts shall be held by the Trustee for the exclusive benefit of the VFC Certificateholders and, subject to the prior interest of the VFC Certificateholders, of the holder of the Subordinated Certificate; provided, however, that funds on deposit in a Series Account may, at the direction of the Master Servicer, be invested together with funds held in sub-subaccounts of the Collection Account that are not Series Accounts. After giving effect to any distribution to the Company pursuant to subsection 3C.3(c), amounts on deposit and available for investment in the Series 1998-1 Principal Collection Sub-subaccount shall be invested by the Trustee at the written direction of the Company in Eligible Investments that mature, or that are payable or redeemable upon demand of the holder thereof, (i) in the case of any such investment made during the Revolving Period, on or prior to the next Business Day and (ii) in the case of any such investment made during the Amortization Period, on or prior to the next subsequent Funding Period Determination Date. Amounts on deposit and available for investment in the Series 1998-1 Non-Principal Collection Sub-subaccount and the Series 1998-1 Accrued Interest Sub-subaccount shall be invested by the Trustee at the written direction of the Company in Eligible Investments that mature, or that are payable or redeemable upon demand of the holder thereof, on or prior to the next subsequent Determination Date or Funding Period Determination Date, as the case may be. As of the Determination Date or Funding Period Determination Date, as the case may be, all interest and other investment earnings (net of losses and investment expenses) on funds deposited in the Series 1998-1 Accrued Interest Sub-subaccount shall be deposited in the Series 1998-1 Non-Principal Collection Sub-subaccount. All interest and investment earnings (net of losses and investment expenses) on funds deposited in the Series 1998-1 Principal Collection Sub-subaccount shall be deposited in the Series 1998-1 Non-Principal Collection Sub-subaccount. The Trustee shall not in any way be held liable by reason of any insufficiency in any Account held by the Trustee resulting from any investment loss on any Eligible Investment included therein (except to the extent that the Trustee is the obligor and has defaulted thereon).

a)             SECTION 3C.3.  Daily Allocations.    The
portion of Aggregate Daily Collections allocated to the VFC
Certificateholders pursuant to Article III of the Agreement shall be allocated and distributed as set forth in this
Article III.

a) (i) On each Business Day, an amount equal to the Accrued Expense Amount for such day shall be transferred from the Series 1998-1 Collection Subaccount to the Series 1998-1 Non-Principal Collection Sub-subaccount; provided that funds representing any portion of the Accrued Expense Amount which constitute Program Costs or Unreserved Interest shall only be transferred to the extent that, after giving effect to the transfer of such amounts and the deposit of any remaining Collections to the Series 1998-1 Principal Collection Sub-subaccount, the Target Receivables Amount would not exceed the Allocated Receivables Amount.

          (ii)  Following the transfers pursuant to clause
(i) above, any remaining funds on deposit in the Series
1998-1 Collection Subaccount shall be transferred to the Series 1998-1 Principal Collection Sub-subaccount.

(1) On each Business Day during the Revolving Period (including Distribution Dates), amounts on deposit in the Series 1998-1 Principal Collection Sub-subaccount shall be distributed by the Trustee to the Company (but only to the extent that the Trustee has received a Daily Report which reflects the receipt of the Collections on deposit therein); provided that such distribution shall be made only to the extent that, after giving effect to such distribution, (i) the Target Receivables Amount would not exceed the Allocated Receivables Amount, (ii) each VFC Certificateholder's Commitment equals or exceeds its Pro
Rata Share of the aggregate portion of the Invested Amount and (iii) there has been deposited to the Series 1998-1 Non-Principal Collection Sub-subaccount funds sufficient to eliminate any excess of the Accrued Expense Amounts for any Business Day over the amounts transferred to the Series 1998-1 Non-Principal Collection Sub-subaccount in respect thereof; provided further that if the Company (or the Master Servicer, on behalf of the Company) shall have given the Trustee irrevocable written notice prior to the making of any distribution to the Company pursuant to this subsection 3C.3(c)(i) on any day, the Company or the Master Servicer may instruct the Trustee in writing (specifying the related amount) to retain or deposit, as applicable, all or a portion of such amounts on deposit in the Series 1998-1 Principal Collection Sub-subaccount, the Series 1998-1 Non-Principal Collection Sub-subaccount or the Series 1998-1 Collection Subaccount (together with, to the extent that the Company so directs the Trustee, any other Available Funds that the Company may elect from time to time to deposit into the Series 1998-1 Principal Collection Sub-subaccount, the Series 1998-1 Non-Principal Collection Sub-subaccount or the Series 1998-1 Collection Subaccount, as the case may be) for further application hereunder; and provided further that such distribution to the Company shall not, in any event, be made if either (i) a Cure Period Trigger Date has occurred and is continuing (and the breach or violation giving rise to such Cure Period Trigger Date has not been cured or waived as of such date), (ii) any Bankruptcy Action shall have been commenced against any member of the SFC Group and shall remain undismissed, undischarged or unbonded, or (iii) any case, proceeding or action described in clause (iii) of
Section 5.1(k) shall have been entered by a court of competent jurisdiction and shall not have been vacated, discharged, or stayed or bonded pending appeal. Amounts distributed to the Company hereunder shall be deemed to be paid first from Collections received directly by any Servicing Party and second from Collections received in the Lockboxes.

(1) On each Business Day during the Amortization Period (including Distribution Dates), funds deposited in the Series 1998-1 Principal Collection Sub-subaccount shall be invested in Eligible Investments that mature on or prior to the next Funding Period Determination Date. No amounts on deposit in the Series 1998-1 Principal Collection Sub-subaccount shall be distributed by the Trustee to the Company during the Amortization Period. The Trustee shall not in any way be liable by reason of any insufficiency in any account held by the Trustee resulting from any investment loss on any Eligible Investment included therein (except to the extent that the Trustee is the obligor and has defaulted thereon).

a) On each Business Day an amount equal to the Daily Interest Deposit (less, during the Amortization Period, any Unreserved Interest) for such day shall be transferred from the Series 1998-1 Non-Principal Collection Sub-subaccount to the Series 1998-1 Accrued Interest Sub-subaccount.

a)               The allocations to be made pursuant to this
Section 3C.3 are subject to the provisions of Sections 2.6,
7.2 and 9.1 of the Agreement and shall be based solely on information provided to the Trustee by the Master Servicer in the applicable Daily Report.

          SECTION 3C.4.  Selection of Funding Periods;
Determination of Interest Rates. (a) At all times hereafter, the aggregate outstanding Invested Amount shall be allocated to a Funding Period. The Master Servicer, subject to the limitations described below, shall select Funding Periods and the applicable Funding Period Rates for such Funding Periods and shall allocate the outstanding Invested Amount to such selected Funding Periods and Funding Period Rates, except that the Unallocated Balance, if any, outstanding from time to time, shall at all times be allocated to a Funding Period coinciding with the Accrual Period then in effect.

          (b)  The Master Servicer may select Funding
Periods and Funding Period Rates with respect to the VFC Certificates by notice to the Trustee and the Agent specifying the Business Day on which the applicable Funding Period is to commence, the duration of the applicable Funding Period and the portion of the Invested Amount requested to be allocated to such Funding Period. Any such notice must be received by the Trustee and the Agent (i) to the extent that the applicable Funding Period Rate is the Applicable Base Rate, no later than 1:00 p.m. New York City time on the Business Day on which the applicable Funding Period commences and (ii) to the extent that the applicable Funding Period Rate is the Applicable Eurodollar Rate, no later than 1:00 p.m. New York City time on the third Business Day preceding the commencement of the applicable Funding Period. Any portion of the Invested Amount with respect to VFC Certificates held by any VFC Certificateholder on any day that has not been allocated to a Eurodollar Tranche shall accrue interest for such day at the Applicable Base Rate (the aggregate amount of such unallocated portions of such Invested Amount being referred to herein as the "Unallocated Balance"). Any reduction in the Invested Amount with respect to any VFC Certificate shall be allocated first, to reduce the portion of the Invested Amount thereof constituting Unallocated Balance, and second, to reduce the portion of the Invested Amount thereof allocated to other Funding Periods. Notwithstanding anything to the contrary contained in this subsection 3C.4(b), the portion of the Invested Amount with respect to VFC Certificates allocated to Eurodollar Tranches shall be subject to such other limitations as shall have been specified in the Certificate Purchase Agreement, and during the Syndication Period, shall be limited to two one-month Eurodollar Periods.

          (c) The amount of interest distributable with respect to the VFC Certificates on any Funding Period
Settlement Date shall be an amount equal to the sum of (i) the aggregate Funding Period Interest for such Funding
Period Settlement Date, plus (ii) all outstanding Past Due
Interest, plus (iii) the amount of any accrued but unpaid
Additional Interest.

          SECTION 3C.5. Determination of Series 1998-1 Amortization Principal Payments. The amount (the "Series 1998-1 Amortization Principal Payment") distributable from the Series 1998-1 Principal Collection Sub-subaccount on each Funding Period Settlement Date during the Amortization Period shall be equal to the lesser of (a) the aggregate Invested Amount allocated to such Funding Period and (b) the amount on deposit in such account on such Funding Period Settlement Date.

          SECTION 3C.6. Applications. (a) The Master Servicer shall instruct the Trustee in writing (which instruction shall specify the amounts to be distributed), on each Funding Period Settlement Date, to distribute to the Agent on behalf of the VFC Certificateholders from amounts on deposit in the Series 1998-1 Accrued Interest Sub-subaccount, an amount equal to the sum of (i) Funding Period Interest on the VFC Certificates for such Funding Period,
(ii) all outstanding Past Due Interest and (iii) all accrued but unpaid Additional Interest.

          (b) On each Settlement Date, the Master Servicer shall instruct the Trustee in writing (which instruction shall specify the amounts to be applied or distributed, as the case may be) to apply funds on deposit in the Series 1998-1 Non-Principal Collection Sub-subaccount (after taking into consideration the distribution to the VFC Certificateholders from the Series 1998-1 Non-Principal Collection Sub-subaccount or any subaccount thereof pursuant to subsection 3C.6(a)) in the following order of priority to the extent funds are available:

          (i) an amount equal to the Series 1998-1 Monthly Servicing Fee for the Accrual Period ending on such Settlement Date shall be withdrawn from the Series 1998-1 Non-Principal Collection Sub-subaccount by the Trustee and paid to the Master Servicer (or to the Trustee, if on such date the Trustee is then acting as Master Servicer in order to liquidate the Receivables and the Related Property);

          (ii) an amount equal to the Non-Usage Fees for the Accrual Period ending on such Settlement Date shall be withdrawn from the Series 1998-1 Non-Principal Collection Sub-subaccount by the Trustee and paid to the Agent on behalf of the VFC Certificateholders; and

          (iii)     an amount equal to any Program Costs or
     Unreserved Interest due and payable shall be withdrawn from the Series 1998-1 Non-Principal Collection Sub-subaccount by the Trustee and paid to the Persons owed such amounts, with respect to any such amounts owed to any VFC Certificateholder, shall be paid to the Agent for distribution to such VFC Certificateholder.

Any remaining amount on deposit in the Series 1998-1 Non-Principal Collection Sub-subaccount not allocated pursuant to clauses (i) through (iii) above shall (x) during the Revolving Period, be transferred to the Series 1998-1 Principal Collection Sub-subaccount for application pursuant to subsection 3C.3(c)(i) and (y) during the Amortization Period, at the Agent's option, either (A) remain on deposit in the Series 1998-1 Non-Principal Collection Sub-subaccount for future application in accordance with the priorities set forth in this subsection 3C.6(b) or (B) be transferred to the Series 1998-1 Principal Collection Sub-subaccount for application in accordance with the priorities set forth in subsection 3C.6(d).

          (c) During the Revolving Period, to the extent that the Company has elected or is required to effect a Decrease as described in Section 2.5, the Master Servicer shall instruct the Trustee in writing to pay to Agent on behalf of the VFC Certificateholders in reduction of the Invested Amount on each applicable Decrease date, amounts on deposit in the Series 1998-1 Principal Collection Sub-subaccount, up to the amount of the applicable Decrease.

          (d)  During the Amortization Period, the Master
Servicer shall instruct the Trustee in writing (which instruction shall specify the amounts to be applied or distributed, as the case may be) to apply, on each Funding
Period Settlement Date, amounts on deposit in the Series
1998-1 Principal Collection Sub-subaccount in the following order of priority:

          (i) an amount equal to the Series 1998-1 Amortization Principal Payment for such Funding Period Settlement Date shall be distributed from the Series 1998-1 Principal Collection Sub-subaccount to the Agent on behalf of the VFC Certificateholders in reduction of the Invested Amount allocated to such Funding Period, and, unless after giving effect to such payment the Invested Amount has been repaid in full, any amounts remaining on deposit in the Series 1998-1 Principal Collection Sub-subaccount shall be retained therein for application in accordance with the terms of this Supplement on the next succeeding Funding Period Settlement Date;

          (ii) If the Invested Amount has been repaid in full after giving effect to clause (i) above and any Program Costs or Unreserved Interest remain unpaid, such unpaid amounts shall be transferred to the Series 1998-1 Non-Principal Collection Sub-subaccount for application pursuant to subsection 3C.6(b);

          (iii)     if the Invested Amount has been repaid
     in full after giving effect to clause (i) and no transfers are required under clause (ii) above and any amounts are owed to the Trustee or any other Person on account of its expenses incurred in respect of the performance of its responsibilities as Master Servicer for the liquidation of the Receivables and the Related
     Property, such amounts shall be transferred from the Series 1998-1 Principal Collection Sub-subaccount and paid to the Trustee or such other Person; and

          (iv)      if the Invested Amount has been repaid
     in full after giving effect to clause (i) and all of the amounts set forth in clauses (ii) and (iii) above have been repaid or transferred to the 1998-1 Non-
     Principal Collection Sub-subaccount, the remaining amount on deposit in the Series 1998-1 Principal
     Collection Sub-subaccount on such Funding Period
     Settlement Date, if any, shall be distributed to the holder of the Subordinated Certificate.


I.   ARTICLE

DISTRIBUTIONS AND REPORTS

          Article IV of the Agreement (except for any portion thereof relating to another Series) shall read in its entirety as follows and shall be exclusively applicable to the VFC Certificates:

a)             SECTION 4C.1.  Distributions.    On each
Distribution Date, the Trustee shall distribute (by wire transfer) to the Agent at the Agent's Account for itself and each VFC Certificateholder such Person's share, as determined by the Master Servicer and reported to the Trustee and the Agent on the preceding Determination Date or Funding Period Determination Date, as applicable, of the amounts to be distributed to the Agent pursuant to Article
III. The Trustee will endeavor to make all such payments by 3:00 p.m. (New York City time) on the applicable Distribution Date, but shall incur no liability to any Person in the event that it fails to make any such payment by such time.

a) All allocations and distributions hereunder by the Trustee shall (i) be in accordance with and based solely upon the applicable Daily Reports and Monthly Settlement Statement or Funding Period Settlement Statement and subject to subsection 3.1(h) of the Agreement and (ii) be accompanied by a statement to the Agent identifying what portion of amounts distributed to the Agent's Account are allocable to principal, interest, Non-Usage Fees and/or any other Program Costs or fees, as applicable.

          SECTION 4C.2.  Statements and Notices.  (a)
Settlement Statements. On each Determination Date, the Master Servicer shall deliver to the Agent, the VFC Certificateholders, the Trustee and the Rating Agency a Monthly Settlement Statement substantially in the form attached hereto as Exhibit E-1 setting forth, among other things, the Loss Reserve Ratio, the Dilution Reserve Ratio, the Carrying Cost Reserve Ratio and the Servicing Reserve Ratio, each as recalculated for the next succeeding Settlement Period. On each Funding Period Determination Date and the date of any Decrease, the Master Servicer shall deliver to the Agent, the Trustee and the Rating Agency a completed settlement statement (a "Funding Period Settlement Statement"), substantially in the form attached hereto as Exhibit E-2.

          (b) Annual Certificateholders' Tax Statement. On or before April 1 of each calendar year (or such earlier date as required by applicable law), beginning with calendar year 1998, the Company on behalf of the Trustee shall furnish, or cause to be furnished, to each Person who at any time during the preceding calendar year was a VFC Certificateholder, a statement prepared by the Company containing the aggregate amount distributed to such Person for such calendar year or the applicable portion thereof during which such Person was a VFC Certificateholder, together with such other information as is required to be provided by an issuer of indebtedness under the Internal Revenue Code and such other customary information as the Trustee or the Company deems necessary or desirable to enable the VFC Certificateholders to prepare their tax returns. Such obligation of the Company shall be deemed to have been satisfied to the extent that substantially comparable information shall have been provided by the Trustee pursuant to any requirements of the Internal Revenue Code as from time to time in effect.

          (c) Early Amortization Period Notices. Promptly after the receipt by a Responsible Officer of the Trustee of notice of the occurrence of an Early Amortization Event with respect to Series 1998-1, the Trustee shall give notice (which notice shall in any event be given (by telephone confirmed promptly in writing or otherwise in writing) not later than the second Business Day after such receipt) of such occurrence to (i) the Agent and the Rating Agency and
(ii) each VFC Certificateholder.

          (d)  Principal Payment Notices.  During the
Amortization Period, on each date which is three Business
Days prior to a Funding Period Settlement Date, the Trustee shall deliver to the Agent a notice by fax, followed by a hard copy delivered by overnight carrier, setting forth the amount on deposit and available for distribution in the Series 1998-1 Principal Collection Sub-subaccount as of the opening of business on such date.

          (e) Forwarding of Other Notices and Documents. The Trustee shall promptly (but in any event within two Business Days following receipt thereof) forward to the Agent and each VFC Certificateholder copies of the following documents and/or notices upon receipt thereof by a Responsible Officer of the Trustee:

     (1) Financial Statements of Company. All financial statements delivered by the Company pursuant to subsection
     2.7(a) of the Agreement.

     (1) Early Amortization, Insolvency and Lien Notices. Any notice delivered by the Company pursuant to subsection 2.7(g) or 7.2(a) of the Agreement or any notice delivered by the Master Servicer pursuant to Section
     7.1 of the Agreement.

     (1)                      Daily Reports.  Upon request by the
     Agent or any VFC Certificateholder, Daily Reports delivered by the Master Servicer pursuant to subsection 4.2(a) of the Servicing Agreement.

     (1) Settlement Statements; Quarterly Master Servicer Certificates. All Monthly Settlement Statements, Funding Period Settlement Statements and certificates delivered by the Master Servicer pursuant to Sections 4.3 and 4.4 of the Servicing Agreement.

     (1) Accountants' Letters. All letters delivered by the Master Servicer's independent public accountants pursuant to Section 4.5 of the Servicing Agreement.

     (1)                      SEC Filings by Master Servicer.
     All filings with the Securities and Exchange Commission delivered by the Master Servicer pursuant to subsection 4.14(d) of the Servicing Agreement.

          (f) Termination of Sellers. The Master Servicer shall promptly notify the Rating Agency, concurrently with its notification of the Trustee and the Agent, of the termination of any Seller pursuant to Section 9.14 of the Receivables Sale Agreement.

          SECTION 4C.3.  Notices.  Notices required to be
given to the VFC Certificateholders hereunder will be given by first class mail to the address of such holders as they appear in the Certificate Register, or, if expressly required herein, by telephonic notice via a telephone or telecopy number provided by each VFC Certificateholder to the Trustee.


I.   ARTICLE

ADDITIONAL EARLY AMORTIZATION EVENTS

A.             SECTION   Additional Early Amortization
Events. If any one of the events specified in Section 7.1 of the Agreement (after any grace periods or consents applicable thereto) shall occur during the Revolving Period, an Early Amortization Event shall occur as provided in such
Section 7.1 of the Agreement. If any one of the following events shall occur during the Revolving Period with respect to the VFC Certificates:

     a) failure on the part of the Company to make any payment (i) in respect of principal owing on any VFC Certificates within one Business Day of the date such principal is due, (ii) in respect of interest or fees owing on any VFC Certificates within two Business Days of the date such amount is due or (iii) in respect of any other amounts owing by the Company to or for the benefit of the VFC Certificateholders or the Agent within five Business Days of the date such other amount is due;

     a) failure on the part of the Master Servicer to remit any amounts on behalf of the Company as required by the Transaction Documents or to instruct the Trustee to make the allocations and distributions set forth in Article III which such failure shall result in the failure to pay (i) any principal owing on any VFC Certificate within one Business Day of the date such principal is due, (ii) any interest or fees owing on any VFC Certificates within two Business Days of the date such amount is due, or (iii) any other amounts owing by the Company or the Master Servicer under any Transaction Document or the Guaranty to or for the benefit of the VFC Certificateholders or the Agent within five Business Days of the date such other amount is due;

     a) failure on the part of any member of the SFC Group duly to observe or perform in any material respect any covenants or agreements of such Person set forth in any Transaction Document which has a material adverse effect on the Agent or the VFC Certificateholders which continues unremedied for 30 days from the earlier of (i) the date upon which a Responsible Officer of such member of the SFC Group obtains knowledge of such failure or (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such member of the SFC Group by the Trustee, or any such Person and the Trustee by the Control Party;

     a) any representation or warranty made by any member of the SFC Group in any Transaction Document (i) shall prove to have been incorrect in any material respect when made or when delivered which continues to be incorrect for a period of 30 days after the day on which notice of such failure, requiring the same to be remedied, shall have been given by the Trustee to such member of the SFC Group (or by the Control Party to any such Person and the Trustee) and (ii) as a result of such incorrectness, the interests of the Agent or the VFC Certificateholders are materially and adversely affected; provided, however, that an Early Amortization Event with respect to Series 1998-1 shall not be deemed to have occurred under this paragraph if the incorrectness of such representation or warranty gives rise to an obligation to repurchase the related Receivables and the Company has repurchased the related Receivable or all such Receivables, if applicable, in accordance with the provisions of the Agreement within five Business Days of when the Company was obligated to do so;

     a) the Allocated Receivables Amount shall be less than the Target Receivables Amount for a period of five consecutive days;

     a) a Purchase Termination Event (as defined in the Receivables Sales Agreement) which allows the Company to cease purchasing Receivables from all Sellers thereunder shall have occurred and be continuing under the Receivables Sale Agreement;

     a) as at the end of any Settlement Period, the Loss-to-Liquidation Ratio shall exceed 4.5%;

     a) as at the end of any Settlement Period, the Delinquency Ratio shall exceed 4%;

     a) as at the end of any Settlement Period, the Default Ratio shall exceed 6%;

     a)          for any Settlement Period, Days Sales
     Outstanding shall be more than 40 days;

     a) as at the last date of any fiscal quarter of the Company, Net Worth shall be less than an amount equal to (i)
     10% times (ii) the Invested Amount;

     a) (i) any member of the SFC Group shall have commenced any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors or shall have consented to the entry of any order for relief entered with respect to it in an involuntary case under any such law, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or any member of the SFC Group shall make a general assignment for the benefit of its creditors (any such case, proceeding or other action, a "Bankruptcy Action"); or (ii) there shall be commenced against any member of the SFC Group any Bankruptcy Action which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 30 days; or (iii) there shall be commenced against any member of the SFC Group any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any member of the SFC Group shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (i), (ii) or (iii) above; or (v) any member of the SFC Group shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

     a)          a Servicer Default with respect to the Master
     Servicer or any Significant Servicer shall have occurred and be continuing or at any time a Servicer Default with respect to three or more Servicers shall have occurred and be continuing;

     a)          a Change in Control shall have occurred;

     a) the Trust shall for any reason cease to have a valid and perfected first priority undivided ownership or security interest in the Trust Assets free and clear of any Liens other than Permitted Liens;

     a) the Internal Revenue Service or the Pension Benefit Guaranty Corporation (or any successor of either of the foregoing) shall have a Lien against the assets of any member of the SFC Group unless such Lien expressly does not attach to any Receivables sold or purported to be sold to the Company and does not otherwise (in the opinion of the Agent) have a material adverse effect on the VFC Certificateholders;

     a) any of the Agreement, the Servicing Agreement, this Supplement or the Receivables Sale Agreement shall cease, for any reason, to be in full force and effect, or the Company shall so assert in writing;

     a) the "Commitments" under (and as defined in) the SFC Loan Agreement shall have been terminated prior to their stated term or the lenders thereunder shall have refused to make any extensions of credit thereunder for a period of 90 consecutive days following notice of such refusal delivered to the borrowers thereunder;

     a) (i) any of SFC or the Sellers shall default in the payment of principal of or interest on any indebtedness, in an aggregate amount, with respect to such Person, at any one time equal to or exceeding $5,000,000 which default continues unremedied and unwaived beyond the applicable grace period, if any, set forth in the document evidencing such indebtedness, or (ii) indebtedness of SFC or any Seller becomes due prior to its stated maturity in an aggregate amount, with respect to such Person, equal to or exceeding $5,000,000;

     a)          the aggregate principal amount of the VFC
     Certificates is not paid in full on the Expected Final
     Distribution Date;

     a) any Lien or other claim against the Company shall arise in favor of a Seller in connection with the Subordinated Note under the Receivables Purchase Agreement or any foreclosure or similar proceeding shall be commenced in respect of the Company's stock in connection therewith;

     a) the rating of the VFC Certificates as in effect on the Issuance Date shall be (i) withdrawn by the Rating
     Agency or (ii) reduced below BB+ by the Rating Agency; or

     a) The Guaranty shall cease to be in full force and effect, or SFC shall so assert in writing;

then, after the applicable grace period, if any, set forth in such subsections (notice of which event shall be given by the Trustee to the Rating Agency to the extent that a Responsible Officer has actual knowledge thereof), the Agent, on behalf of the Control Party, by notice then given in writing to the Company, the Master Servicer and the Trustee, may declare that an early amortization event (an "Early Amortization Event") has occurred as of the date of such notice with respect to Series 1998-1.

I.   ARTICLE

SERVICING FEE

A.             SECTION   Servicing Compensation.  A monthly
servicing fee (the "Series 1998-1 Monthly Servicing Fee") shall be payable to the Master Servicer, on behalf of the Servicing Parties, on each Settlement Date for the Accrual Period then ending, in an amount equal to the product of (a) the Servicing Fee and (b) a fraction the numerator of which is the daily average Adjusted Invested Amount for such Accrual Period and the denominator of which is the daily average of the Aggregate Adjusted Invested Amount for such Accrual Period; provided, however, that if an Early Amortization Period has commenced and SFC is acting as Master Servicer, the Series 1998-1 Monthly Servicing Fee shall be deferred until all amounts due under the VFC Certificates have been paid in full. The Series 1998-1 Monthly Servicing Fee is the Monthly Servicing Fee, referred to in Section 2.5 of the Servicing Agreement, which is allocable to Series 1998-1.


I.                  ARTICLE

COVENANTS, REPRESENTATIONS AND WARRANTIES

A.             SECTION   Representations and Warranties of
the Company and the Master Servicer. The Company and the Master Servicer hereby represent and warrant to the Agent, the Trustee and each of the VFC Certificateholders that each and all of their respective representations and warranties contained in each of the Pooling and Servicing Agreements is true and correct in all material respects as of the date hereof.

A.             SECTION   Covenants of the Company.  The
Company hereby agrees that:

     a) it shall observe each and all of its respective covenants (both affirmative and negative) contained in each Pooling and Servicing Agreement and the Certificate Purchase Agreement in all material respects;

     a) it shall not terminate the Agreement unless in strict compliance with the terms of the Agreement;

     a) it shall not change in any material respect the terms or provisions of the Policies so as to adversely affect the general quality of the Receivables without the prior written consent of the Control Party;

     a) it shall not make any change or modification (or permit any change or modification to be made) in any material respect to the Policies, except (i) if such changes or modifications are necessary under any Requirement of Law or (ii) if such changes or modifications are consented to by the Agent;

          (e) it shall cooperate with and assist the Agent in any syndication efforts with respect to the VFC Certificates, including without limitation, providing all information and access to personnel reasonably deemed necessary by the Agent and making available such personnel for informational meetings with potential purchasers of the VFC Certificates at such times and places as the Agent may reasonably request;

          (f) it shall not borrow under any "Subordinated Notes" (as such term is defined in the Receivables Sale Agreement) if, after giving effect thereto, the aggregate outstanding principal amount of all such Subordinated Notes would exceed the excess, if any, of
     (i) the Aggregate Receivables Amount over (ii) the sum of (A) the Adjusted Invested Amount plus (B) the product of (1) the Loss Reserve Ratio times (2) the Aggregate Receivables Amount (each as in effect at such time but calculated without giving effect to any increase of the Ratings Multiple above 1.5); and

          (g) on or prior to September 30, 1998, it shall complete and deliver to the Agent a comprehensive written assessment of the nature and extent of its "Year 2000 Problem" (that is, the risk that computer applications used by the Company may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999) and on or prior to December 31, 1998, it shall deliver to the Agent a comprehensive plan to eliminate its Year 2000 Problem on or before August 31, 1999, including without limitation (i) computer code enhancements or revisions, (ii) upgrades or replacements of Year 2000 date-sensitive systems or components, (iii) test and validation procedures, (iv) an implementation time line and budget and (v) designation of specific employees who will be responsible for planning, coordinating and implementing each phase or subpart of such comprehensive corrective plan. On or prior to August 31, 1999, the Company shall have completed all steps set forth in its comprehensive plan and shall have eliminated its Year 2000 Problem, except where the failure to correct the same could not reasonably be expected to have a Material Adverse Effect.

A.             SECTION   Covenants of the Master Servicer.
The Master Servicer hereby agrees that:

          (a)  it shall observe each and all of its
     covenants (both affirmative and negative) contained in each Pooling and Servicing Agreement and the Certificate Purchase Agreement in all material respects;

          (b)  it shall deliver to the Agent on each
     Business Day a Daily Report, at the times specified and in accordance with the provisions of Section 4.2 of the Servicing Agreement;
          (c) it shall deliver to the Agent and (b) it shall deliver to each VFC Certificateholder which is an Eligible Certificateholder by 11:00 a.m. (New York City time) on the Determination Date or Funding Period Determination Date prior to each Settlement Date or Funding Period Settlement Date, a Monthly Settlement Statement or Funding Period Settlement Statement, as applicable;

          (d) it shall, or shall cause the Company and any other member of the SFC Group to, cooperate with and assist the Agent in any syndication efforts with respect to the VFC Certificates, including without limitation, providing all information and access to personnel reasonably deemed necessary by the Agent and making available such personnel for informational meetings with potential purchasers of the VFC
     Certificates at such times and places as the Agent may reasonably request;

          (e) it shall not, and shall not allow any of the Sellers or its other Subsidiaries to, create any Liens encumbering any goods or merchandise the sale of which may give rise to a Receivable without providing in the security documentation therefor that any such Lien does not attach to, and shall be released from, any of the Receivables included in the Trust Assets;

          (f) on or prior to September 30, 1998, it shall, and shall cause each Seller to complete and deliver to the Agent a comprehensive written assessment of the nature and extent of its and each Seller's Year 2000 Problem and on or prior to December 31, 1998, it shall and shall cause each Seller to deliver to the Agent a comprehensive plan to eliminate such Year 2000 Problem on or before August 31, 1999, including without limitation (i) computer code enhancements or revisions,
     (ii) upgrades or replacements of Year 2000 date-sensitive systems or components, (iii) test and validation procedures, (iv) an implementation time line and budget and (v) designation of specific employees who will be responsible for planning, coordinating and implementing each phase or subpart of such comprehensive corrective plan. On or prior to August 31, 1999, the Master Servicer shall have completed and shall cause each Seller to complete all steps set forth in its comprehensive plan and shall have eliminated its Year 2000 Problem, except where the failure to correct the same could not reasonably be expected to have a Material Adverse Effect; and

          (g)  it shall not report any credit memo or
     similar credit adjustment in the Aged Receivables Ratio numerator for purposes of determining the aggregate unpaid balances of Receivables by any Seller or Seller
     Group.

A.             SECTION   Additional Supplements.  The
Company and the Master Servicer each hereby agrees that no additional Supplement shall be issued under the Agreement unless the Control Party shall have consented to the form and substance of the Principal Terms contained in such Supplement, which consent shall not be unreasonably withheld (it being understood that it is not unreasonable if the Control Party withholds such consent because it determines in its sole discretion that its rights would be diminished or otherwise adversely affected under any of the Transaction Documents as a result of the issuance of such Supplement).

I.   ARTICLE

MISCELLANEOUS

A.             SECTION   Ratification of Agreement.  As
supplemented by this Supplement, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Supplement shall be read, taken and construed as one and the same instrument.

A.             SECTION   Governing Law. THIS SUPPLEMENT
SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.

A.             SECTION   Further Assurances.  Each of the
Company and the Trustee agrees, from time to time, to do and perform any and all acts and to execute any and all further instruments required or reasonably requested by the Control Party more fully to effect the purposes of this Supplement and the sale of the VFC Certificates hereunder, including, without limitation, in the case of the Company, the execution of any financing statements or continuation statements relating to the Receivables and the other Trust Assets for filing under the provisions of the UCC of any applicable jurisdiction.

A.             SECTION   No Waiver; Cumulative Remedies.  No
failure to exercise and no delay in exercising, on the part of the Agent, the Trustee or any VFC Certificateholder, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

A.             SECTION   Amendments.  This Supplement may
only be amended, supplemented or otherwise modified from time to time if such amendment, supplement or modification is effected in accordance with the provisions of Section
10.1 of the Agreement. The Master Servicer shall give each VFC Certificateholder notice of any proposed amendment to this Supplement or to the Agreement on or before the later of (a) the date that is 10 days prior thereto and (b) the date of any initial notice thereof is provided to the Agent.

A.             SECTION   Notices.  All notices, requests and
demands to or upon any party hereto to be effective shall be given in the manner set forth (i) in the case of the Company, the Master Servicer and the Trustee, in Section
10.5 of the Agreement and (ii) in the case of the Agent, at its address set forth below:

                    Bankers Trust Company
                    Fourteen Wall Street
                    3rd Floor
                    New York, New York  10006
                    Attention: Karen Minissale

                    Telecopy:  (212) 618-2639

Any notice required or permitted to be mailed to a VFC
Certificateholder shall be given as provided in Section
4C.3.

a)             SECTION   Successors and Assigns.    This
Supplement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights under this Supplement without the prior written consent of the Required Certificateholders (as defined in the Certificate Purchase Agreement).

a) Any VFC Certificateholder may, upon the satisfaction of all applicable requirements under Section
5.3 of the Agreement, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more financial institutions or other entities ("Participants") participations in its VFC Certificate and its rights hereunder pursuant to documentation in form and substance satisfactory to such VFC Certificateholder and the Participant. In the event of any such sale by a VFC Certificateholder to a Participant, such VFC Certificateholder's obligations under this Supplement shall remain unchanged and such VFC Certificateholder shall remain solely responsible for the performance thereof. The Company agrees that each VFC Certificateholder is entitled, in its own name, to enforce for the benefit of, or as agent for, any Participant any and all rights, claims and interest of such Participant in respect of the Trust and the Company's obligations under this Supplement.

a) Any VFC Certificateholder may, in the ordinary course of its business and in accordance with applicable law, at any time sell all or any part of its rights and obligations under this Supplement and the VFC Certificates to (i) its Affiliates, or any other VFC Certificateholder, and (ii) with the prior consent of the Company, such consent not to be unreasonably withheld or delayed, one or more banks or other entities (an "Acquiring VFC Certificateholder"), but only to the extent that (i) such Acquiring VFC Certificateholder shall have also either acquired a corresponding share of such assigning VFC Certificateholder's Commitment or otherwise extended a Commitment to the Company on terms acceptable to the Company and (ii) all requisite Commitment Certifications shall have been delivered to the Trustee.

a) The Company and the Master Servicer each authorizes each VFC Certificateholder to disclose to any Participant or Acquiring VFC Certificateholder (each, a "Transferee") and any prospective Transferee any and all financial information in such VFC Certificateholder's possession concerning the Company, any Servicing Party, any Seller or the Receivables which has been delivered to such VFC Certificateholder or the Agent by the Company or the Master Servicer pursuant to this Supplement or which has been delivered to such VFC Certificateholder or the Agent by or on behalf of the Company in connection with such VFC Certificateholder's credit evaluation of the Company, any Servicing Party, any Seller, the Trust and the Trust Assets prior to becoming a party to this Supplement; provided, however, if any such information is subject to a confidentiality agreement between such VFC Certificateholder and the Company or the Master Servicer, the Transferee or prospective Transferee shall have agreed to be bound by the terms and conditions of such confidentiality agreement.

a) If, pursuant to this subsection, any interest in this Supplement or the VFC Certificates is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor VFC Certificateholder shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor VFC Certificateholder (for the benefit of the transferor VFC Certificateholder, the Agent, the Trustee, the Company and the Master Servicer) that under applicable law and treaties no taxes will be required to be withheld by the Trustee, the Company, the Master Servicer or the transferor VFC Certificateholder with respect to any payments to be made to such Transferee in respect of the VFC Certificates, (ii) to furnish to the transferor VFC Certificateholder (and, in the case of any Acquiring VFC Certificateholder not registered in the Certificate Register, the Trustee and the Company) either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and
(iii) to agree (for the benefit of the transferor VFC Certificateholder, the Agent, the Trustee, the Company and the Master Servicer) to provide the transferor VFC Certificateholder (and, in the case of any Acquiring VFC Certificateholder not registered in the Certificate Register, the Agent, the Trustee, the Company and the Master Servicer) a new Form 4224 or Form 1001 upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

a) The Transfer Agent and Registrar shall not register the transfer of any VFC Certificate unless:

          (i) the person in whose name the VFC Certificate is to be registered upon transfer represents and warrants that it, and each of the accounts for which it is purchasing, is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), and acknowledges that it has received such information regarding the Trust and the VFC Certificates as it has requested and that it is aware that the transferor is relying upon the foregoing certification to claim the exemption from registration provided by Rule 144A; or

          (ii)  the Trustee has received transfer
     documentation from the holder of such VFC Certificate indicating, and a written opinion of counsel acceptable to the Company and the Trustee confirming, that the transfer is being made pursuant to an exemption from, or a transaction not otherwise subject to, the registration requirements of the Securities Act, and such transaction has been approved by the Company;

and such transferee further represents and warrants to the Trustee as to one of the following:

          (x)  such transferee is an ERISA Entity; or

          (y)  such transferee is not an ERISA Entity.

For purposes of this paragraph (f), any such advice to the Trustee in writing may be in the form of a letter, notice or other written document and, with respect to clauses (i),
(ii) and (iii) and (x) and (y) above, the requirements of such clauses will be deemed to be satisfied by appropriate notation on the transfer notice set forth on such VFC Certificate or by other written advice to the Trustee stating in substance one of the entries on such transfer notice.

a) The Transfer Agent and Registrar shall not register any transfer of any VFC Certificate to an ERISA
Entity unless the Trustee determined that after giving effect to such transfer no more than 25% of the VFC
Certificates are held by ERISA Entities.

A.             SECTION   Counterparts.  This Supplement may
be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.

A.             SECTION   No Bankruptcy Petition.  Each VFC
Certificateholder, by its acquisition of a VFC Certificate, agrees that, prior to the date that is one year and one day after the later of (a) the last day of the Amortization Period and (b) the last day of the Amortization Period of any other Outstanding Series, it will not institute against, or join any other Person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other similar proceedings under any federal or state bankruptcy or similar law.

A.             SECTION   Costs and Expenses.  (a)  The
Company agrees to pay all reasonable out-of-pocket expenses of the Trustee, the Agent and solely with respect to those amounts described in clause (i) herein, of each VFC Certificateholder (including, without limitation, reasonable fees and disbursements of any such Person's attorneys) in connection with (i) the preparation, execution and delivery of this Supplement, the Agreement and the other Transaction Documents and amendments or waivers of any such documents,
(ii) all audit, accountant, environmental, collateral evaluation and appraisal fees, costs and expenses incurred by the Agent in connection with the negotiation, preparation, execution and administration of this Supplement, the Agreement, the Certificate Purchase Agreement and the other Transaction Documents and (iii) enforcement by the Trustee or the Agent of the obligations and liabilities of the Company and the Master Servicer under the Agreement, this Supplement and the related documents; provided, however, that any payments made by the Company pursuant to this Section shall be paid solely from Available Funds, shall be non-recourse other than with respect to Available Funds necessary to make such payments, and shall not constitute a claim against the Company to the extent that insufficient Available Funds exist to make such payment.

          (b) The Company agrees to pay, indemnify, and hold each of the Agent and each VFC Certificateholder and each director, officer, partner, agent, employee, representative, control person and Affiliate thereof (each, an "Indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (i) which may at any time be imposed on, incurred by or asserted against such Indemnitee in any way relating to or arising out of this Supplement or the transactions contemplated hereby or in connection herewith or any action taken or omitted by the Indemnitee under or in connection with any of the foregoing (all such other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements being herein called "Indemnified Liabilities") or (ii) which would not have been imposed on, incurred by or asserted against such Indemnitee but for its participation in the transactions contemplated hereby, provided, that the Company shall have no obligation under this Section 8.10(b) to any Indemnitee with respect to Indemnified Liabilities arising from (i) the gross negligence or willful misconduct of such Indemnitee, (ii) any action taken, or omitted to be taken, by a Servicer which is not an Affiliate of the Sellers or Seller Groups, or (iii) any Receivable which becomes a Charge-Off as a result of non-payment by, or being uncollectible from, the Obligor with respect to such Receivable. The Company's obligations in this subsection shall survive the collection of all Receivables and the termination of this Series 1998-1 Supplement and the Agreement.


I.   ARTICLE

FINAL DISTRIBUTIONS

a)             SECTION   Certain Distributions.    Not later
than 2:00 p.m., New York City time, on the Distribution Date following the date on which the proceeds are deposited into the Series 1998-1 Non-Principal Collection Sub-subaccount and the Series 1998-1 Principal Collection Sub-subaccount pursuant to subsection 7.2(b) of the Agreement, the Trustee shall distribute such amounts pursuant to Article III.

a) Notwithstanding anything to the contrary in this Supplement or the Agreement, any distribution made pursuant to this Section shall be deemed to be a final distribution pursuant to Section 9.3 of the Agreement with respect to the VFC Certificates.


          IN WITNESS WHEREOF, the Company, the Master
Servicer and the Trustee have caused this Series 1998-1
Supplement to be duly executed by their respective officers as of the day and year first above written.



                                SPECIALTY FOODS FINANCE CORPORATION



                                   By:
                                       Name:
                                            Title:  Vice President, Treasurer
                                                       and Assistant Secretary




                                   SPECIALTY FOODS CORPORATION,
                                        as Master Servicer



                                   By:
                                         Name:
                                         Title:  Vice President and Treasurer





                                                                 THE CHASE
                                   MANHATTAN BANK, not in its  individual
                                   capacity but solely as Trustee



                                   By:
                                         Name:
                                              Title:



Schedule 1



TRUST ACCOUNTS


          The Collection Account has been established by and at The Chase Manhattan Bank, account number 323602762.


          The Collection Account is for the account of The
Chase Manhattan Bank, as trustee for the SFC Master Trust.
Schedule 2


CURE PERIOD TRIGGER DATES

Cure Period
Trigger Date   Applicable Subsection or event

  10 days      Pooling Agreement:  Subsection 2.3(i)

               0 days    Pooling Agreement:  Subsections
               2.3(e) and (f) (second sentence)

               5 days    Pooling Agreement:  Subsections
               2.4(b) and (c)

  10 days      Pooling Agreement:  Subsection 2.7(c)

               5 days    Pooling Agreement:  Subsections
               2.7(b) (second two sentences), (f), (g) and
               (h)

               10 days   Pooling Agreement:  Section 2.8
               (all subsections thereunder)

               10 days   Servicing Agreement:  Sections 3.3,
               3.8

               5 days    Servicing Agreement:  Section 3.7

               0 days    Servicing Agreement:  Sections 3.5
               and  3.6

               10 days   Servicing Agreement:  Sections 4.6,
               4.7, 4.9, 4.12

               5 days    Servicing Agreement:  Sections
               4.2(b), 4.3, 4.8, 4.10, 4.11, 4.14

               1 day     Servicing Agreement:  Section
               4.2(a)

               0 days    Servicing Agreement:  Section 4.1

               10 days   Receivables Sale Agreement:
               Subsections 4.1(i), (l), (m), (n) and (o)

               0 days    Receivables Sale Agreement:
               Subsections 4.1(c), (e) and (f) (second
               sentence)

               10 days   Receivables Sale Agreement:
               Subsection 4.2(a)

               5 days    Receivables Sale Agreement:
               Subsections 4.2(b) and (c)

               10 days   Receivables Sale Agreement:
               Sections 5.5, 5.6, 5.7, 5.11 and 5.12
               1 day     Receivables Sale Agreement:
               Sections 5.9, 5.10 and 5.14

               10 days   Receivables Sale Agreement:
               Sections 6.4, 6.5, 6.6, 6.7, 6.8, 6.9 and
               6.10

               5 days    Receivables Sale Agreement:
               Sections 6.1, 6.2 and 6.3

                    5 days         Occurrence of a Master
               Servicer Consolidation Event
Schedule 3

RESERVE REQUIREMENT ADJUSTMENTS

                                                Applicable
          Applicable Period  Leverage Ratio     Ratings Multiple
Leverage
Ratio     3/13/98 -          9.50               1.50
          12/31/98           9.75               1.75
                             10.00              2.00

          1/1/99 - 3/31/99   9.25               1.50
                             9.50               1.75
                             9.75               2.00

          4/1/99 - 6/30/99   9.00               1.50
                             9.25               1.75
                             9.50               2.00

          7/1/99 -           8.75               1.50
          thereafter         9.00               1.75
                             9.25               2.00

"Leverage Ratio" means, at the end of any Fiscal Quarter, the ratio of

          (a)  Consolidated Total Debt of the Borrower
     and its Subsidiaries outstanding at such time less any cash maintained by the Borrower and its Subsidiaries which is not restricted by the terms of any account or agreement in its usage or application, except as provided in Section 7.1.12 of the SFC Loan Agreement;

to

          (b) Consolidated EBITDA of the Borrower and its Subsidiaries for the period of four consecutive Fiscal Quarters most recently ended on prior to such date;

provided that if, during any such period, the Borrower or any of its Subsidiaries shall have made one or more
Acquisitions, the Leverage Ratio for such period shall be calculated on a Pro Forma Basis as if each such Acquisition had been made on the first day of such period.


                                                Applicable
          Applicable Period  Interest Coverage  Ratings Multiple
                             Ratio
Interest
Coverage  3/13/98 - 6/30/98  0.70               1.50
Ratio                        0.60               1.75
                             0.50               2.00

          7/1/98 - 9/30-98   0.80               1.50
                             0.70               1.75
                             0.60               2.00

          10/1/98 -          0.85               1.50
          12/31/98           0.75               1.75
                             0.65               2.00

          1/1/99 - 3/31/99   0.90               1.50
                             0.80               1.75
                             0.70               2.00

          4/1/99 - 6/30/99   0.95               1.50
                             0.85               1.75
                             0.75               2.00

          7/1/99 -           1.00               1.50
          thereafter         0.90               1.75
                             0.80               2.00


"Interest Coverage Ratio"  means, at the end of any Fiscal
Quarter, the ratio computed for the period consisting of such Fiscal Quarter and each of the three immediately prior
Fiscal Quarters of:

          (a) Consolidated EBITDA of the Borrower and its Subsidiaries for all such Fiscal Quarters;

to

          (b) the cash portion of Consolidated Interest
     Expense of the Borrower and its Subsidiaries for all such Fiscal Quarters;

provided that if, during any such period, the Borrower or any of its Subsidiaries shall have made one or more acquisitions, the Interest Coverage Ratio for such period shall be calculated on a Pro Forma Basis as if each such acquisition had been made on the first day of such period.

     Note: all capitalized terms used herein without definition shall have the meanings assigned to such terms in the SFC Loan Agreement, as in effect on the Closing Date without giving effect to any subsequent amendments thereto.
EXHIBIT A TO SERIES
1998-1 SUPPLEMENT

SFC MASTER TRUST

VFC CERTIFICATE, SERIES 1998-1


REGISTERED
NO. [_____]    $[__________] (of
$                        issued)

          THIS VFC CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED. NEITHER THIS VFC CERTIFICATE NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS. THIS VFC CERTIFICATE IS NOT PERMITTED TO BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE SOLD OR CONVEYED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE POOLING AGREEMENT REFERRED TO HEREIN.



          This VFC Certificate evidences a fractional undivided interest in assets of the

SFC MASTER TRUST

the corpus of which consists of receivables representing amounts payable for goods or services, which receivables have been purchased by Specialty Foods Finance Corporation, a Delaware corporation, which in turn transferred and assigned such receivables to the SFC Master Trust.

(Not an interest in or obligation of
Specialty Foods Finance Corporation or any Affiliate thereof)

                    This certifies that


[NAME OF CERTIFICATEHOLDER]

(the "VFC Certificateholder") is the registered owner of a fractional undivided interest in the assets of SFC Master Trust (the "Trust"), created pursuant to the Pooling Agreement, dated as of November 16, 1994, (as the same may from time to time be amended, restated, supplemented or otherwise modified, the "Pooling Agreement"), by and among Specialty Foods Finance Corporation, a Delaware corporation (the "Company"), Specialty Foods Corporation, a Delaware corporation (the "Master Servicer"), and The Chase Manhattan Bank (as successor in interest to Chemical Bank), a New York banking corporation, not in its individual capacity but solely as trustee (in such capacity, the "Trustee") for the Trust, as supplemented by the Series 1998-1 Supplement, dated as of March 31, 1998 (as amended, supplemented or otherwise modified from time to time, the "Supplement", collectively, with the Pooling Agreement, the "Agreement"), by and among the Company, the Master Servicer and the Trustee. The corpus of the Trust consists of receivables (the "Receivables") representing amounts payable for goods or services and all other Trust Assets referred to in the Agreement. Although a summary of certain provisions of the Agreement is set forth below, this VFC Certificate does not purport to summarize the Agreement, is qualified in its entirety by the terms and provisions of the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee. A copy of the Agreement may be requested by writing to the Trustee at 450 W. 33rd Street, 15th Floor, New York, New York 10001, Attn:
Advanced Structured Products Group. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Agreement.

          This VFC Certificate is issued under, is entitled to the benefits of, and is subject to, the terms, provisions and conditions of the Agreement, to which Agreement the VFC Certificateholder, by virtue of the acceptance hereof, assents and is bound.

          The Company and each VFC Certificateholder intend, for federal, state and local income and franchise tax purposes only, the VFC Certificates to be evidence of indebtedness of the Company secured by the Receivables. The
VFC Certificateholder, by the acceptance hereof, assents and is bound by such intent.

          This VFC Certificate is one in a Series of Investor Certificates entitled "SFC Master Trust, VFC Certificates, Series 1998-1" (the "VFC Certificates") representing a fractional undivided interest in the assets of the Trust consisting of the right to receive the Invested Percentage of the Collections and all other funds on deposit in the Trust Accounts (the "VFC Certificateholders' Interest"). Concurrent with the issuance of the VFC Certificates, the Trust shall also issue a Subordinated Company Certificate entitled "SFC Master Trust, Subordinated Company Certificate, Series 1998-1" (the "Subordinated Certificate") representing a fractional undivided interest in the assets of the Trust consisting of the right to receive Collections allocated to the VFC Certificateholders' Interest and not required to be distributed to or for the benefit of the VFC Certificateholders. The Trust's assets are allocated in part to the VFC Certificateholders and the holder of the Subordinated Certificate with the remainder allocated to the Certificateholders of other Series, if any, and to the Company. In addition to the VFC Certificates and the Subordinated Certificate, an Exchangeable Company Certificate will be issued to the Company pursuant to the Agreement which will represent the Company's interest (if any) in the Trust. The Exchangeable Company Certificate will represent the interest in the Trust Assets not represented by the Certificates of each Series. The Exchangeable Company Certificate may be exchanged by the Company pursuant to the Agreement for one or more Series of Investor Certificates and a reissued Exchangeable Company Certificate upon the conditions set forth in the Agreement. In addition, to the extent permitted for any Series of Investor Certificates by the related Supplement, the Investor Certificateholders of such Series may tender their Investor Certificates and the Company may tender the Exchangeable Company Certificate in exchange for one or more Series of Investor Certificates, one or more Series of Subordinated Company Certificates and a reissued Exchangeable Company Certificate.

          Distributions with respect to this VFC Certificate shall be paid to the VFC Certificateholder in immediately available funds in the manner directed, and at the times and dates, set forth in the Agreement. Final payment of this VFC Certificate shall be made only upon presentation and surrender of this Certificate at the office or agency specified in the notice of final distribution delivered by the Trustee to the VFC Certificateholders in accordance with the Agreement.

          Distributions with respect to this VFC Certificate shall be paid by the Trustee by check drawn on a bank in New York City, or by transfer to an account maintained or controlled by the VFC Certificateholder. Final payment of this VFC Certificate shall be made after due notice of such final distribution delivered by the Trustee to the VFC Certificateholders in accordance with the Agreement.

          This VFC Certificate does not represent an obligation of, or an interest in, the Company, the Master
Servicer or any Affiliate of either of them.

          Subject to the provisions of the Agreement, the transfer of this VFC Certificate shall be registered in the Certificate Register upon surrender of this VFC Certificate for registration of transfer at any office or agency maintained by the Transfer Agent and Registrar accompanied by a written instrument of transfer, in a form satisfactory to the Trustee and the Transfer Agent and Registrar, duly executed by the VFC Certificateholder or the VFC Certificateholder's attorney, and duly authorized in writing with such signature guaranteed, and thereupon one or more new VFC Certificates of authorized denominations and of the same aggregate undivided interest will be issued to the designated transferee or transferees.

          The Trustee, the Company and any agent of either of them, may treat the person in whose name this VFC
Certificate is registered as the owner hereof for all purposes.

          It is expressly understood and agreed by the Company and the VFC Certificateholder that (a) the Agreement is executed and delivered by the Trustee, not individually or personally but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it, (b) the representations, undertakings and agreements made on the part of the Trust in the Agreement are made and intended not as personal representations, undertakings and agreements by the Trustee, but are made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability of the Trustee, individually or personally, to perform any covenant either expressed or implied made on the part of the Trust in the Agreement, all such liability, if any, being expressly waived by the parties who are signatories to the Agreement and by any Person claiming by, through or under such parties; provided, however, the Trustee shall be liable in its individual capacity for its own willful misconduct or gross negligence and for any tax assessed against the Trustee based on or measured by any fees, commission or compensation received by it for acting as Trustee and (d) under no circumstances shall the Trustee be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under the Agreement.

          The holder of this VFC Certificate is authorized to record the date and amount of each increase and decrease in the Invested Amount with respect to such holder on the schedules annexed hereto and made a part hereof and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, absent manifest error (subject, in any event, to the records of the Trustee for the Invested Amount for all VFC Certificateholders), provided that the failure of the holder of this VFC Certificate to make such recordation (or any error in such recordation) shall not affect the obligations of the Trust, the Company, the holder of the Subordinated Company Certificate, the Master Servicer or the Trustee under the Agreement.
          This VFC Certificate shall be construed in accordance with and governed by the law of the State of New York.

          The VFC Certificateholder hereby agrees that, prior to the date which is one year and one day after the date on which the principal of and all other amounts in respect of this VFC Certificate have been repaid in full, it will not institute against, or join any other Person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law.

          Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this VFC Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

          IN WITNESS WHEREOF, the Company has caused this VFC Certificate to be duly executed.

Dated:  ___________, ____

                         SPECIALTY FOODS FINANCE
                         CORPORATION,
                         as authorized pursuant to Section
                         5.1 of the Agreement


                         By:
                             Title:
TRUSTEE'S CERTIFICATE OF AUTHENTICATION


          This is one of the VFC Certificates described in the within-mentioned Agreement.



THE CHASE MANHATTAN BANK, not in its
individual capacity but solely
as Trustee



By:________________________  OR
By:________________________
     Authorized Officer                      Authenticating
Agent



                             By:________________________
                                   Authorized Officer
Schedule 1
to VFC
Certificate




Date          Increase in   Decrease in   Series 1998-  Notation
              Series 1998-  Series 1998-  1             Made By
              1 Invested    1             Invested
              Amount        Invested      Amount
                            Amount

















EXHIBIT B TO SERIES
1998-1 SUPPLEMENT


SFC MASTER TRUST

SUBORDINATED COMPANY CERTIFICATE, SERIES 1998-1


          THIS SUBORDINATED CERTIFICATE HAS NOT BEEN
REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933,
AS AMENDED.  NEITHER THIS SUBORDINATED CERTIFICATE NOR ANY
PORTION HEREOF MAY BE OFFERED OR SOLD EXCEPT IN COMPLIANCE
WITH THE REGISTRATION PROVISIONS OF SUCH ACT OR PURSUANT TO
AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS.

          THIS SUBORDINATED CERTIFICATE IS NOT PERMITTED TO
BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR
CONVEYED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE POOLING
AGREEMENT REFERRED TO HEREIN.

          This Subordinated Certificate evidences a fractional undivided interest in assets of the

SFC MASTER TRUST

the corpus of which consists of receivables representing amounts payable for goods or services, which receivables have been purchased by Specialty Foods Finance Corporation, a Delaware corporation, which in turn transferred and assigned such receivables to the SFC Master Trust.

(Not an interest in or obligation of
Specialty Foods Finance Corporation or any Affiliate thereof)

                    This certifies that


SPECIALTY FOODS FINANCE CORPORATION


(the "Subordinated Certificateholder") is the registered owner of a fractional undivided interest in the assets of SFC Master Trust (the "Trust"), created pursuant to the Pooling Agreement, dated as of November 16, 1994 (as the same may from time to time be amended, restated, supplemented or otherwise modified, the "Pooling Agreement"), by and among Specialty Foods Finance Corporation, a Delaware corporation (the "Company"), Specialty Foods Corporation, a Delaware corporation (the "Master Servicer"), and The Chase Manhattan Bank (as successor in interest to Chemical Bank), a New York banking corporation, not in its individual capacity but solely as trustee (in such capacity, the "Trustee") for the Trust, as supplemented by the Series 1998-1 Supplement, dated as of March 31, 1998 (as amended, supplemented or otherwise modified from time to time, the "Supplement", collectively, with the Pooling Agreement, the "Agreement"), by and among the Company, the Master Servicer and the Trustee. The corpus of the Trust consists of receivables (the "Receivables") representing amounts payable for goods or services and all other Trust Assets referred to in the Agreement. Although a summary of certain provisions of the Agreement is set forth below, this Subordinated Certificate does not purport to summarize the Agreement, is qualified in its entirety by the terms and provisions of the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee. A copy of the Agreement may be requested by writing to the Trustee at 450 W. 33rd Street, 15th Floor, New York, New York 10001, Attn:
Structured Finance Services (ABS). To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Agreement.

          This Subordinated Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the holder of the Subordinated Certificate, by virtue of the acceptance hereof, assents and is bound.

          This Subordinated Certificate is the Subordinated Company Certificate entitled "SFC Master Trust, Subordinated Certificate, Series 1998-1" (the "Subordinated Certificate") representing a fractional undivided interest in the assets of the Trust consisting of the right to receive Collections allocated to the Subordinated Interest and not required to be distributed to or for the benefit of the holders of the VFC Certificates. Concurrently with the issuance of the Subordinated Certificate, the Trust shall also issue a Series of VFC Certificates entitled "SFC Master Trust, VFC Certificates, Series 1998-1" (the "VFC Certificates") representing a fractional undivided interest in the assets of the Trust, consisting of the right to receive Collections and all other funds on deposit in the Trust Accounts (the "VFC Certificateholders' Interest"). The Trust's assets are allocated in part to the VFC Certificateholders and the Subordinated Certificateholder of Series 1998-1 with the remainder allocated to Certificateholders of other Series, if any, and to the Company. In addition to the VFC Certificates and the Subordinated Certificate, an Exchangeable Company Certificate will be issued to the Company pursuant to the Agreement which will represent the Company's further interest in the Trust. The Exchangeable Company Certificate will represent the interest in the Trust Assets not represented by the Investor Certificates and Subordinated Certificates. The Exchangeable Company Certificate may be exchanged by the Company pursuant to the Agreement for one or more Series of Investor Certificates and a reissued Exchangeable Company Certificate upon the conditions set forth in the Agreement. In addition, to the extent permitted for any Series of Investor Certificates by the related Supplement, the Investor Certificateholders of such Series may tender their Investor Certificates and the Company may tender the Exchangeable Company Certificate in exchange for one or more Series of Investor Certificates, one or more Series of Subordinated Certificates and a reissued Exchangeable Company Certificate.

          The aggregate interest represented by the Subordinated Certificate at any time in the assets of the Trust shall not exceed an amount equal to the Subordinated
Certificate Amount at such time.  The Subordinated
Certificate Amount on any date of determination shall be an amount equal to the Allocated Receivables Amount on such date minus the Adjusted Invested Amount on such date.

          Distributions with respect to this Subordinated
Certificate shall be paid in accordance with the terms of the Agreement, on the dates indicated therein, by the Trustee, at the direction of the Master Servicer, in immediately available funds to the Subordinated
Certificateholder. Final payment of this certificate shall be made only upon presentation and surrender of this Certificate at the office or agency specified in the notice of final distribution delivered by the Trustee to the Subordinated Certificateholder in accordance with the Agreement.

          This Subordinated Certificate does not represent an obligation of, or an interest in, the Company, the Master
Servicer or any affiliate of either of them.

          It is expressly understood and agreed by the Company and the Subordinated Certificateholder that (a) the Agreement is executed and delivered by the Trustee, not individually or personally but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it, (b) the representations, undertakings and agreements made on the part of the Trust in the Agreement are made and intended not as personal representations, undertakings and agreements by the Trustee, but are made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability of the Trustee, individually or personally, to perform any covenant either expressed or implied made on the part of the Trust in the Agreement, all such liability, if any, being expressly waived by the parties who are signatories to the Agreement and by any Person claiming by, through or under such parties, provided, however, the Trustee shall be liable in its individual capacity for its own willful misconduct or gross negligence and for any tax assessed against the Trustee based on or measured by any fees, commission or compensation received by it for acting as Trustee and (d) under no circumstances shall the Trustee be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under the Agreement.

          This Subordinated Certificate shall be construed in accordance with and governed by the law of the State of New York.

          Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Subordinated Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

          IN WITNESS WHEREOF, the Company has caused this Subordinated Certificate to be duly executed.

Dated:  ___________, ____

                         SPECIALTY FOODS FINANCE
                         CORPORATION,
                         as authorized pursuant to Section
                         5.1 of the Agreement


                         By:
                             Title:
TRUSTEE'S CERTIFICATE OF AUTHENTICATION


          This is one of the Subordinated Company
Certificates described in the within-mentioned Agreement.



THE CHASE MANHATTAN BANK, not in its
individual capacity but solely
as Trustee



By:________________________  OR
By:________________________
     Authorized Officer                      Authenticating
Agent



                             By:________________________
                                   Authorized Officer
EXHIBIT C
to
Series 1998-1 Supplement


[Reserved]
EXHIBIT D
to
Series 1998-1 Supplement


Form of Daily Report



Attached.

EXHIBIT E-1
to
Series 1998-1 Supplement


Form of Monthly Settlement Statement



Attached.


EXHIBIT E-2
to
Series 1998-1 Supplement


Form of Funding Period Settlement Statement



Attached.

EXHIBIT F TO SERIES
1998-1 SUPPLEMENT

FORM OF INCREASE NOTICE

____________, ____
The Chase Manhattan Bank, as Trustee
450 West 33rd Street, 15th Floor
New York, New York 100017
Attention:

Bankers Trust Company
14 Wall Street, 3rd Floor
New York, New York 10005
Attention:

Ladies and Gentlemen:

     Reference is hereby made to the Series 1998-1 Supplement, dated as of March 31, 1998 (as amended or supplemented, the "Supplement"), among Specialty Foods Finance Corporation (the "Company"), Specialty Foods Corporation, as master servicer (the "Master Servicer"), and The Chase Manhattan Bank, as Trustee. Capitalized terms used in this Increase Notice and not otherwise defined herein shall have the meanings assigned thereto in the Supplement.

     This letter constitutes the notice required in connection with any Increase pursuant to subsection 2.4(a) of the Supplement.

     The Master Servicer and the Company hereby request an Increase be made by ___________________ on ____________,
____ in the aggregate amount of $___________, such Increase to be allocated to a Eurodollar Tranche with a Eurodollar
Period of [one] [two] [three] months.

     The Master Servicer hereby represents and warrants as of the date of such Increase after giving effect thereto, the conditions set forth in subsections 2.4(a) and (b) of the Supplement with respect to such Increase have been satisfied.

     IN WITNESS WHEREOF, the undersigned has caused this Increase Notice to be executed by its duly authorized officer as of the date first above written.

                         SPECIALTY FOODS CORPORATION, as
                         Master Servicer


                         By:
                             Name:
                             Title: EXHIBIT  G TO SERIES
1998-1 SUPPLEMENT

FORM OF COMMITMENT CERTIFICATION

The Chase Manhattan Bank, as Trustee
450 West 33rd Street, 15th Floor
New York, New York 10001
Attention:

Bankers Trust Company
14 Wall Street, 3rd Floor
New York, New York 10005
Attention:

Ladies and Gentlemen:

     Reference is hereby made to the Series 1998-1 Supplement, dated as of March 31, 1998 (as amended or supplemented, the "Supplement"), among Specialty Foods Finance Corporation (the "Company"), Specialty Foods Corporation, as master servicer (the "Master Servicer"), and The Chase Manhattan Bank, as Trustee. Capitalized terms used in this Commitment Certification and not otherwise defined herein shall have the meanings assigned thereto in the Supplement.

     Each of the undersigned VFC Certificateholder and the Company hereby certify that, effective as of the date hereof, the undersigned VFC Certificateholder's Commitment is $____________, and you shall be entitled to rely on such certification until such time as the Company and the undersigned VFC Certificateholder deliver a revised
Commitment Certification.

     This letter constitutes the certification required with respect to the undersigned VFC Certificateholder's
Commitment pursuant to subsection 2.6 of the Supplement.

     IN WITNESS WHEREOF, the undersigned has caused this Commitment Certification to be executed by its duly authorized officer as of the date first above written.

                         SPECIALTY FOODS FINANCE CORPORATION


                         By:
                             Name:
                             Title:

                         [VFC CERTIFICATEHOLDER]


                         By:
                             Name:
                             Title: